Product supplement no. 13-II To prospectus dated November 14, 2011 and prospectus supplement dated November 14, 2011	Registration Statement No. 333-177923 Dated February 29, 2012 Rule 424(b)(2)

Daily Liquidity Notes Linked to a Commodity or a Commodity Index

General

•	You may request that we repurchase your notes on a daily basis in a minimum denomination equal to the Principal Amount, subject to compliance with the procedural requirements described below.
•	At our sole discretion, we may redeem all, but not fewer than all, issued and outstanding notes on any business day on or after the Initial Redemption Date specified in the relevant terms supplement, subject to providing at least five business days’ notice and the other notification procedures set forth under “Description of Notes — Payment upon Optional Redemption.”
•	JPMorgan Chase & Co. may from time to time offer and sell daily liquidity notes linked to a commodity or a commodity index. This product supplement no. 13-II describes terms that will apply generally to the notes, and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet or pricing supplement, as the case may be, will describe terms that apply to specific issuances of the notes, including any changes to the terms specified below. We refer to such term sheets and pricing supplements generally as terms supplements. If the notes are linked to a commodity index that is not described in this product supplement, a separate underlying supplement or the relevant terms supplement will provide a description of the relevant index and any additional risk factors and may provide formulations of certain provisions that will control in lieu of the relevant provisions set forth below. See “Description of Notes — Payment at Maturity,” “Description of Notes — Postponement of a Valuation Date,” “General Terms of Notes — Market Disruption Events” and “General Terms of Notes — Discontinuation of the Index; Alteration of Method of Calculation.” If the terms described in the relevant terms supplement are inconsistent with those described in this product supplement, in any related underlying supplement or in the accompanying prospectus supplement or prospectus, the terms described in the relevant terms supplement will control.
•	The notes are senior unsecured obligations of JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Chase & Co.
•	Payment is linked to the Underlying as described below. The notes do not pay interest and do not guarantee any return of principal at maturity or upon early repurchase or redemption. The payment at maturity or upon early repurchase or redemption reflects the performance of the Underlying and the deduction of the Investor Fee, which is deducted on each Valuation Date, and, if applicable, the Repurchase Fee Amount as of the relevant Valuation Date.
•	If the relevant terms supplement specifies a purchase fee, the agents participating in an offering of notes may charge you a purchase fee as specified in the relevant terms supplement in connection with your purchase of notes through them.
•	For important information about tax consequences, see “Material U.S. Federal Income Tax Consequences” beginning on page PS-65 of this product supplement.
•	The notes will be issued in minimum denominations as specified in the relevant terms supplement, and integral multiples thereof, unless otherwise specified in the relevant terms supplement.
•	Investing in the notes is not equivalent to investing directly in the Commodity, the Index, any of the futures contracts underlying the Index or any futures contracts or exchange-traded or over-the-counter instruments based on, or other instruments linked to, any of the foregoing.
•	The notes are not commodity futures contracts and are not regulated under the Commodity Exchange Act of 1936, as amended (the “Commodity Exchange Act”). The notes are offered pursuant to an exemption from regulation under the Commodity Exchange Act, commonly known as the hybrid instrument exemption, that is available to securities that have one or more payments indexed to the value, level or rate of one or more commodities, as set out in section 2(f) of that statute. Accordingly, you are not afforded any protection provided by the Commodity Exchange Act or any regulation promulgated by the Commodity Futures Trading Commission.
•	The market disruption events applicable to a commodity or a commodity index are different from the market disruption events that may be applicable to other assets, such as equity securities or equity indices. In addition, for notes linked to a commodity index, the timing and amount of your payment at maturity may be affected by the occurrence of a commodity hedging disruption event. For more information about the impact of commodity hedging disruption events (including the early acceleration of the amounts due and payable under the terms of the notes), please see “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event.”
•	The notes will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement. Other than pursuant to the early repurchase and optional redemption rights set forth below, we and our affiliates will not purchase notes in the secondary market.

Key Terms

Underlying:	In this product supplement, we refer to the Commodity or the Index to which the notes are linked as the “Underlying.”
Commodity:	If applicable, the relevant terms supplement will specify the commodity (the “Commodity”)

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Investing in the notes involves a number of risks. See “Risk Factors” beginning on page PS-10

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this product supplement no. 13-II, the accompanying prospectus supplement and prospectus, any related underlying supplement or the relevant terms supplement. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

February 29, 2012

Key Terms (continued)

Index:	If applicable, the relevant terms supplement will specify the commodity index (the “Index”)
Principal Amount:	As specified in the relevant terms supplement
Payment at Maturity:

Subject, if applicable, to the impact of a commodity hedging disruption event (including the early acceleration of the amounts due and payable under the terms of the notes), unless otherwise specified in the relevant terms supplement, for each note, unless earlier repurchased or redeemed, you will receive at maturity a cash payment equal to the Indicative Note Value as of the Final Valuation Date.

The return on your initial investment at maturity will be reduced by the purchase fee, if any, and the Investor Fee, which is deducted from the Indicative Note Value on each Valuation Date. Accordingly, you will lose some or all of your initial investment at maturity if the Underlying Value decreases or does not increase sufficiently to offset the purchase fee, if any, and the cumulative effect of the Investor Fee.

For notes linked to an Index, the timing and amount of your payment at maturity, if any, may be affected by the occurrence of a commodity hedging disruption event. For more information about the impact of commodity hedging disruption events (including the early acceleration of the amount due and payable under the terms of the notes), see “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event” and “Risk Factors — For notes linked to an Index, if a commodity hedging disruption event occurs, we may accelerate the payment on your notes.”

Indicative Note Value:

Unless otherwise specified in the relevant terms supplement, the Indicative Note Value on the Inception Date will be equal to the Principal Amount. On each subsequent Valuation Date, the Indicative Note Value will be equal to

(a) (i) the Indicative Note Value as of the immediately preceding Valuation Date multiplied by (ii) the Performance Factor as of that Valuation Date minus

(b) the Investor Fee as of that Valuation Date.

If the amount calculated above is less than zero, the Indicative Note Value on that Valuation Date will be $0.

Investor Fee:

Unless otherwise specified in the relevant terms supplement, on any Valuation Date, the product of:

(a) the Indicative Note Value as of the immediately preceding Valuation Date,

(b) the Investor Fee Percentage and

(c) (i) the number of calendar days from and including the immediately preceding Valuation Date to and excluding that Valuation Date divided by (ii) 360.

Investor Fee Percentage:	A per annum fee expressed as a percentage that will be specified in the relevant terms supplement.
Performance Factor:	Unless otherwise specified in the relevant terms supplement, on any Valuation Date, (a) the Underlying Value on that Valuation Date divided by (b) the Underlying Value on the immediately preceding Valuation Date. For notes linked to an Index, the relevant terms supplement may refer to the Performance Factor as the “Index Factor.”
Underlying Value:	In this product supplement, we refer to the Commodity Price or the Index Closing Level, as applicable, as the “Underlying Value.”
Inception Date:	As specified in the relevant terms supplement
Valuation Date(s):	Each business day from and including the Inception Date to and including the Final Valuation Date. Valuation Dates are subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Postponement of a Valuation Date.”
Final Valuation Date:	As specified in the relevant terms supplement. The Final Valuation Date is subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Postponement of a Valuation Date.”
Maturity Date:	As specified in the relevant terms supplement. The maturity date of the notes is subject to the impact of certain market disruption events or a commodity hedging disruption event (which may result in the early acceleration of the amounts due and payable under the terms of the notes) and as described under “Description of Notes — Postponement of a Valuation Date,” “General Terms of Notes — Market Disruption Events” and “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event.”

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Key Terms (continued)

Payment upon Early Repurchase:

Unless otherwise specified in the relevant terms supplement, subject to your compliance with the procedures described under “Description of Notes — Early Repurchase at the Option of the Holders” and the potential postponements and adjustments as described under “Description of Notes — Postponement of a Valuation Date,” you may request that we repurchase your notes on any Repurchase Date during the term of the notes.

Upon early repurchase, you will receive for each note a cash payment on the relevant Repurchase Date equal to (a) the Indicative Note Value as of the relevant Valuation Date minus (b) the Repurchase Fee Amount, if applicable, as of the relevant Valuation Date.

If the amount calculated above is less than zero, the payment upon early repurchase will be $0.

The return on your initial investment upon early repurchase will be reduced by the purchase fee, if any, the Repurchase Fee Amount, if applicable, and the Investor Fee, which is deducted from the Indicative Note Value on each Valuation Date. Accordingly, you will lose some or all of your initial investment upon early repurchase if the Underlying Value decreases or does not increase sufficiently to offset the purchase fee, if any, the Repurchase Fee Amount, if applicable, and the cumulative effect of the Investor Fee.

Early Repurchase Mechanics:	In order to request that we repurchase your notes on any Repurchase Date, you must deliver a Repurchase Notice to us via email at dln_repurchase@jpmchase.com by no later than 4:00 p.m., New York City time, on the business day prior to the relevant Valuation Date and follow the procedures described under “Description of Notes — Early Repurchase at the Option of the Holders.” If you fail to comply with these procedures, your notice will be deemed ineffective.
Repurchase Fee Amount:	If applicable, unless otherwise specified in the relevant terms supplement, for any Valuation Date, an amount in cash per note equal to (a) the Indicative Note Value as of that Valuation Date multiplied by (b) the Repurchase Fee.
Repurchase Fee:	If applicable, a percentage as specified in the relevant terms supplement
Repurchase Date:	The third business day following each Valuation Date
Repurchase Notice:	The form of Repurchase Notice attached as Annex A to the relevant terms supplement
Payment upon Optional Redemption:

At our sole discretion, we may redeem all, but not fewer than all, issued and outstanding notes on any business day on or after the Initial Redemption Date. Upon redemption, you will receive for each note a cash payment on the relevant Redemption Date equal to the Indicative Note Value as of the relevant Valuation Date.

The return on your initial investment upon redemption will be reduced by the purchase fee, if any, and the Investor Fee, which is deducted from the Indicative Note Value on each Valuation Date. Accordingly, you will lose some or all of your initial investment upon redemption if the Underlying Value decreases or does not increase sufficiently to offset the purchase fee, if any, and the cumulative effect of the Investor Fee.

Optional Redemption Mechanics:	If we exercise our right to redeem your notes on a Redemption Date, we will deliver an irrevocable redemption notice to the Depository Trust Company (“DTC”) (the holder of the global note). The Valuation Date for that redemption will be specified in the irrevocable redemption notice delivered to DTC and will be no fewer than five business days and no more than ten business days after the date that notice is delivered, subject to the potential postponements and adjustments as described under “Description of Notes — Postponement of a Valuation Date.” Accordingly, we must provide at least five business days’ notice prior to the Valuation Date for that redemption.
Initial Redemption Date:	A business day as specified in the relevant terms supplement
Redemption Date:	The third business day following the relevant Valuation Date
Note Calculation Agent:	J.P. Morgan Securities LLC (“JPMS”)

We have not authorized anyone to provide any information other than that contained or incorporated by reference in the relevant terms supplement, any related underlying supplement, this product supplement no. 13-II and the accompanying prospectus supplement and prospectus with respect to the notes offered by the relevant terms supplement and with respect to JPMorgan Chase & Co. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This product supplement no. 13-II, together with the relevant terms supplement, any related underlying supplement and the accompanying prospectus and prospectus supplement, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. The information in the relevant terms supplement, any related underlying supplement, this product supplement no. 13-II and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

The notes described in the relevant terms supplement and this product supplement no. 13-II are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the regulations of the Financial Industry Regulatory Authority, or FINRA, and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. The relevant terms supplement, any related underlying supplement, this product supplement no. 13-II and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

The notes are not commodity futures contracts and are not regulated under the Commodity Exchange Act of 1936, as amended (the “Commodity Exchange Act”). The notes are offered pursuant to an exemption from regulation under the Commodity Exchange Act, commonly known as the hybrid instrument exemption, that is available to securities that have one or more payments indexed to the value, level or rate of one or more commodities, as set out in section 2(f) of that statute. Accordingly, you are not afforded any protection provided by the Commodity Exchange Act or any regulation promulgated by the Commodity Futures Trading Commission.

In this product supplement no. 13-II, any related underlying supplement, the relevant terms supplement and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to JPMorgan Chase & Co., unless the context requires otherwise.

Description of Notes

The following description of the terms of the notes supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. A separate terms supplement will describe the terms that apply to specific issuances of the notes, including any changes to the terms specified below. If the notes are linked to a commodity index that is not described in this product supplement, a separate underlying supplement or the relevant terms supplement will provide a description of the relevant index and any additional risk factors and may provide formulations of certain provisions that will control in lieu of the relevant provisions set forth below. See “— Payment at Maturity” and “— Postponement of a Valuation Date” below and “General Terms of Notes — Market Disruption Events” and “General Terms of Notes — Discontinuation of the Index; Alteration of Method of Calculation.” Capitalized terms used but not defined in this product supplement no. 13-II have the meanings assigned in the accompanying prospectus supplement, prospectus, the relevant terms supplement and any related underlying supplement. The term “note” refers to each Principal Amount of our Daily Liquidity Notes Linked to a Commodity or a Commodity Index.

General

The notes are senior unsecured obligations of JPMorgan Chase & Co. that are linked to a commodity (the “Commodity”) or a commodity index (the “Index”), as specified in the relevant terms supplement. In this product supplement, we refer to the Commodity or the Index to which the notes are linked as the “Underlying.” The notes are a series of debt securities referred to in the accompanying prospectus supplement and prospectus. The notes will be issued by JPMorgan Chase & Co. under an indenture dated May 25, 2001, as may be amended or supplemented from time to time, between us and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee.

The “Principal Amount” of each note will be an amount as specified in the relevant terms supplement.

The notes do not pay interest and do not guarantee any return of principal at, or prior to, maturity or upon early repurchase or redemption. Instead, at maturity or upon our exercise of our optional redemption right, you will receive a cash payment the amount of which will vary depending on the performance of the Underlying and that will be reduced by the Investor Fee, which is deducted on each Valuation Date. If you exercise your right to have us repurchase your notes, for each note you will receive a cash payment, the amount of which will vary depending on the performance of the Underlying and will be reduced by the Investor Fee, which is deducted on each Valuation Date, and, if applicable, further reduced by the Repurchase Fee Amount as of the relevant Valuation Date. In addition, the return on your initial investment will be reduced by the purchase fee, if any. Any payment on the notes is subject to the credit risk of JPMorgan Chase & Co.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or by any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

The notes are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

PS-1

Subject to your compliance with the procedures described under “— Early Repurchase at the Option of the Holders” below and the potential postponements and adjustments as described under “— Postponement of a Valuation Date” below, you may request that we repurchase your notes on any Repurchase Date during the term of the notes. Holders who validly request an early repurchase will receive payment for their notes on the third business day following the relevant Valuation Date.

Unless otherwise specified in the relevant terms supplement, at our sole discretion, we may redeem all, but not fewer than all, issued and outstanding notes on any business day on or after the Initial Redemption Date. We must provide at least five business days’ notice prior to the Valuation Date for that redemption. If the notes are redeemed, holders will receive payment for their notes on the third business following the relevant Valuation Date.

The notes will be issued in denominations as specified in the relevant terms supplement. The notes will be represented by one or more permanent global notes registered in the name of The Depository Trust Company (“DTC”) or its nominee, as described under “Description of Notes — Forms of Notes” in the accompanying prospectus supplement and “Forms of Securities — Book-Entry System” in the accompanying prospectus.

The terms of specific issuances of the notes will be described in the relevant terms supplement accompanying this product supplement no. 13-II and any related underlying supplement. The terms described in that document supplement those described in this product supplement, in any related underlying supplement and in the accompanying prospectus and prospectus supplement. If the terms described in the relevant terms supplement are inconsistent with those described in this product supplement, in any related underlying supplement or in the accompanying prospectus or prospectus supplement, the terms described in the relevant terms supplement will control.

The notes will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement. Other than pursuant to the early repurchase and optional redemption rights set forth below, JPMS will not purchase notes in the secondary market.

Payment at Maturity

Subject, if applicable, to the impact of a commodity hedging disruption event (including the early acceleration of the amounts due and payable under the terms of the notes), unless otherwise specified in the relevant terms supplement, for each note, unless earlier repurchased or redeemed, you will receive at maturity a cash payment equal to the Indicative Note Value as of the Final Valuation Date.

The return on your initial investment at maturity will be reduced by the purchase fee, if any, and the Investor Fee, which is deducted from the Indicative Note Value on each Valuation Date. Accordingly, you will lose some or all of your initial investment at maturity if the Underlying Value decreases or does not increase sufficiently to offset the purchase fee, if any, and the cumulative effect of the Investor Fee.

For notes linked to an Index, the timing and amount of your payment at maturity, if any, may be affected by the occurrence of a commodity hedging disruption event. For more information about the impact of commodity hedging disruption events (including the early acceleration of the amount due and payable under the terms of the notes), see “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event” and “Risk Factors — For notes linked to an Index, if a commodity hedging disruption event occurs, we may accelerate the payment on your notes.”

Unless otherwise specified in the relevant terms supplement, the Indicative Note Value on the Inception Date will be equal to the Principal Amount. On each subsequent Valuation Date, the Indicative Note Value will be equal to (a)(i) the Indicative Note Value as of the immediately preceding Valuation Date multiplied by (ii) the Performance Factor as of that Valuation Date minus (b) the Investor Fee as of that Valuation Date.

PS-2

If the amount calculated above is less than zero, the Indicative Note Value on that Valuation Date will be $0.

Unless otherwise specified in the relevant terms supplement, the “Investor Fee” on any Valuation Date will be equal to the product of (a) the Indicative Note Value as of the immediately preceding Valuation Date, (b) the Investor Fee Percentage and (c) (i) the number of calendar days from and including the immediately preceding Valuation Date to and excluding that Valuation Date divided by (ii) 360.

Unless otherwise specified in the relevant terms supplement, the “Investor Fee Percentage” is a per annum fee expressed as a percentage that will be specified in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, on any Valuation Date, the “Performance Factor” will be equal to (a) the Underlying Value on that Valuation Date divided by (b) the Underlying Value on the immediately preceding Valuation Date. For notes linked to an Index, the relevant terms supplement may refer to the Performance Factor as the “Index Factor.”

In this product supplement, we refer to the Commodity Price or the Index Closing Level, as applicable, as the “Underlying Value.”

The following table lists some of the Commodities to which the notes make be linked and provides any relevant Bloomberg page.

Commodity	Bloomberg Page
Aluminum	LOAHDY
Copper	LOCADY
Gold	GOLDLNPM
Lead	LOPBDY
Nickel	LONIDY
Palladium	PLDMLNPM
Platinum	PLTMLNPM
Silver	SLVRLN
Zinc	LOZSDY

Unless otherwise specified in the relevant terms supplement, the “Commodity Price” on any relevant day will be:

(a)	if the Commodity is “Aluminum,” the official settlement price of high grade Primary Aluminum on the London Metal Exchange (the “LME”) for the spot market, stated in U.S. dollars per tonne, as determined by the LME and displayed on the applicable Bloomberg Page that displays the price effective as of that day,
(b)	if the Commodity is “Copper,” the official settlement price of Copper Grade A on the LME for the spot market, stated in U.S. dollars per tonne, as determined by the LME and displayed on the applicable Bloomberg Page that displays the price effective as of that day,
(c)	if the Commodity is “Gold,” the official afternoon fixing price of gold for delivery in London through a member of the London Bullion Market Association (the “LBMA”) authorized to effect such delivery, stated in U.S. dollars per troy ounce, as determined by the market in London on which members of the LBMA quote prices for the buying and selling of gold and displayed on the applicable Bloomberg Page that displays the price effective as of that day,

PS-3

(d)	if the Commodity is “Lead,” the official settlement price of Standard Lead on the LME for the spot market, stated in U.S. dollars per tonne, as determined by the LME and displayed on the applicable Bloomberg Page that displays the price effective as of that day,
(e)	if the Commodity is “Nickel,” the official settlement price of Primary Nickel on the LME for the spot market, stated in U.S. dollars per tonne, as determined by the LME and displayed on the applicable Bloomberg Page that displays the price effective as of that day,
(f)	if the Commodity is “Palladium,” the official afternoon fixing price of palladium for delivery in Zurich through a member of the London Platinum and Palladium Market (the “LPPM”) authorized to effect such delivery, stated in U.S. dollars per troy ounce gross, as determined and quoted on the LPPM and displayed on the applicable Bloomberg Page that displays the price effective as of that day,
(g)	if the Commodity is “Platinum,” the official afternoon fixing price of platinum for delivery in Zurich through a member of the LPPM authorized to effect such delivery, stated in U.S. dollars per troy ounce gross, as determined and quoted on the LPPM and displayed on the applicable Bloomberg Page that displays the price effective as of that day,
(h)	if the Commodity is “Silver,” the official fixing price of silver for delivery in London through a member of the LBMA authorized to effect such delivery, stated in U.S. cents per troy ounce, as determined by the market in London on which members of the LBMA quote prices for the buying and selling of silver and displayed on the applicable Bloomberg Page that displays the price effective as of that day,
(i)	if the Commodity is “Zinc,” the official settlement price of Special High-Grade Zinc on the LME for the spot market, stated in U.S. dollars per tonne, as determined by the LME and displayed on the applicable Bloomberg Page that displays the price effective as of that day, and
(j)	if the Commodity is a commodity not described in this product supplement, the relevant terms supplement will specify how the Commodity Price of that additional commodity will be determined.

All references to the LME, the LBMA or the LPPM with respect to the Commodity will also be deemed to refer to any relevant successor exchange with respect to the Commodity.

Unless otherwise specified in the relevant terms supplement or a related underlying supplement, the “Index Closing Level” on any relevant day will equal the official closing level of the Index or any successor index thereto (as described under any related underlying supplement or below under “General Terms of Notes — Discontinuation of the Index; Alteration of Method of Calculation”) published with respect to that day. In certain circumstances, the Index Closing Level will be based on the alternative calculation of the Index described under any related underlying supplement or below under “— Postponement of a Valuation Date” or “General Terms of Notes — Discontinuation of the Index; Alteration of Method of Calculation.”

The “Inception Date” will be specified in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, the “Valuation Dates” will be each business day from and including the Inception Date to and including the Final Valuation Date. Valuation Dates are subject to postponement in the event of certain market disruption events and as described under “— Postponement of a Valuation Date” below.

The “Final Valuation Date” will be specified in the relevant terms supplement. The Final Valuation Date is subject to postponement in the event of certain market disruption events and as described under “— Postponement of a Valuation Date” below.

PS-4

The “maturity date” will be specified in the relevant terms supplement and is subject to adjustment as described below. If the scheduled maturity date (as specified in the relevant terms supplement) is not a business day, then the maturity date will be the business day immediately following the scheduled maturity date. If, due to a market disruption event or otherwise, the Final Valuation Date is postponed so that it falls less than three business days prior to the scheduled maturity date, the maturity date will be the third business day following the Final Valuation Date, as postponed, unless otherwise specified in the relevant terms supplement. We describe market disruption events under “General Terms of Notes — Market Disruption Events.” In addition, the maturity date may be accelerated if there is an event of default or, for notes linked to an Index, a commodity hedging disruption event. See “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event” and “General Terms of Notes — Payment upon an Event of Default.”

We will irrevocably deposit with DTC no later than the opening of business on the applicable date or dates funds sufficient to make payments of the amount payable, if any, with respect to the notes on the applicable date or dates. We will give DTC irrevocable instructions and authority to pay the applicable amount to the holders of the notes entitled thereto.

Unless otherwise specified in the relevant terms supplement, a “business day” is any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in U.S. dollars are not conducted.

The “Note Calculation Agent” is the agent appointed by us to make certain calculations for the notes, which initially will be J.P. Morgan Securities LLC (“JPMS”). See “General Terms of Notes — Note Calculation Agent” below. JPMS is our affiliate and may have interests adverse to you. Please see “Risk Factors — We or our affiliates may have economic interests that are adverse to those of the holders of the notes due to J.P. Morgan Securities LLC’s role as Note Calculation Agent.”

Unless otherwise specified in the relevant terms supplement or a related underlying supplement, with respect to an Index, the “Index Sponsor” is the sponsor of the Index or any successor index, as applicable.

Early Repurchase at the Option of the Holders

Unless otherwise specified in the relevant terms supplement, subject to your compliance with the procedures described below and the potential postponements and adjustments as described under “— Postponement of a Valuation Date” below, you may submit a request no later than 4:00 p.m., New York City time, on the business day prior to the relevant Valuation Date to have us repurchase your notes on any Repurchase Date. The notes will be repurchased and the holders will receive payment for their notes on the third business day following the relevant Valuation Date (the “Repurchase Date”).

If you exercise your right to have us repurchase your notes, subject to your compliance with the procedures described under “— Repurchase Requirements,” for each applicable note you will receive a cash payment on the relevant Repurchase Date equal to (a) the Indicative Note Value as of the relevant Valuation Date minus (b) the Repurchase Fee Amount, if applicable, as of the relevant Valuation Date. If the amount calculated above is less than zero, the payment upon early repurchase will be $0.

The return on your initial investment upon early repurchase will be reduced by the purchase fee, if any, the Repurchase Fee Amount, if applicable, and the Investor Fee, which is deducted from the Indicative Note Value on each Valuation Date. Accordingly, you will lose some or all of your initial investment upon early repurchase if the Underlying Value decreases or does not increase sufficiently to offset the purchase fee, if any, the Repurchase Fee Amount, if applicable, and the cumulative effect of the Investor Fee.

PS-5

If applicable, unless otherwise specified in the relevant terms supplement, for any Valuation Date, the “Repurchase Fee Amount” will be an amount in cash per note equal to (a) the Indicative Note Value as of that Valuation Date multiplied by (b) the Repurchase Fee.

If applicable, unless otherwise specified in the relevant terms supplement, the “Repurchase Fee” is a percentage as specified in the relevant terms supplement.

Repurchase Requirements

To exercise the right to have us repurchase your notes, you must instruct your broker or other person through whom you hold your notes to take the following steps:

•	Send a notice of repurchase, substantially in the form attached as Annex A to the relevant terms supplement (a “Repurchase Notice”), to us via email at dln_repurchase@jpmchase.com by no later than 4:00 p.m., New York City time on the business day prior to the relevant Valuation Date. The subject line of the email should include the title of the notes and the CUSIP for those notes. We or our affiliate must acknowledge receipt of the Repurchase Notice on the same business day for it to be effective;
•	Instruct your DTC custodian to book a delivery versus payment trade with respect to your notes on the relevant Valuation Date at a price equal to the amount payable upon early repurchase of the notes; and
•	Cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the relevant Repurchase Date.

Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm through which you own your interest in the offered notes in respect of those deadlines.

If we do not receive your Repurchase Notice by 4:00 p.m. on the business day prior to the relevant Valuation Date OR we (or our affiliate) do not acknowledge receipt of the Repurchase Notice on the same day, your Repurchase Notice will not be effective and we will not repurchase your notes on the relevant Repurchase Date. Any Repurchase Notice for which we (or our affiliate) acknowledge receipt of in accordance with the procedures described above will be irrevocable.

The Note Calculation Agent will, in its sole discretion, resolve any questions that may arise as to the validity of a Repurchase Notice and the timing of receipt of a Repurchase Notice or as to whether and when the required deliveries have been made. Once given, a Repurchase Notice may not be revoked. Questions about the repurchase requirements should be directed to the email address included in the form of Repurchase Notice attached to the relevant terms supplement.

Payment upon Optional Redemption

At our sole discretion, we may redeem all, but not fewer than all, issued and outstanding notes on any business day on or after a business day specified in the relevant terms supplement (the “Initial Redemption Date”). The notes will be redeemed and the holders will receive payment for their notes on the third business day following the relevant Valuation Date (the “Redemption Date”). If we exercise our right to redeem your notes prior to maturity, for each applicable note you will receive a cash payment on the relevant Redemption Date equal to the Indicative Note Value as of the relevant Valuation Date.

The return on your initial investment upon redemption will be reduced by the purchase fee, if any, and the Investor Fee, which is deducted from the Indicative Note Value on each Valuation Date. Accordingly, you will lose some or all of your initial investment upon redemption if the Underlying Value decreases or does not increase sufficiently to offset the purchase fee, if any, and the cumulative effect of the Investor Fee.

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Optional Redemption Requirements

If we exercise our right to redeem your notes on the Redemption Date, we will deliver an irrevocable redemption notice to DTC (the holder of the global note). The Valuation Date for that redemption will be specified in the irrevocable redemption notice delivered to DTC and will be no fewer than five business days and no more than ten business days after the date that notice is delivered, subject to the potential postponements and adjustments as described under “— Postponement of a Valuation Date” below. Accordingly, we must provide at least five business days’ notice prior to the Valuation Date for that redemption.

Postponement of a Valuation Date

Notes Linked to a Commodity

Unless otherwise specified in the relevant terms supplement, if a Valuation Date is not a trading day or if there is a market disruption event on that Valuation Date (such day, a “Disrupted Day”), the applicable Valuation Date will be postponed to the immediately succeeding business day that is not a Disrupted Day. In no event, however, will any Valuation Date be postponed to a date that is after the fifth scheduled trading day after that Valuation Date, as originally scheduled (a “Final Disrupted Valuation Date”).

If a Valuation Date has been postponed to the applicable Final Disrupted Valuation Date and that Final Disrupted Valuation Date is a Disrupted Day, the Note Calculation Agent will determine the Commodity Price for that Valuation Date on the applicable Final Disrupted Valuation Date using the Note Calculation Agent’s good faith estimate of the official settlement price or fixing level, as applicable, on that Final Disrupted Valuation Date that would have prevailed but for that Disrupted Day.

Additional Definitions

Unless otherwise specified in the relevant terms supplement, a “trading day” is, with respect to the Commodity, (a) if the Commodity is Gold, Silver, Palladium or Platinum (each a “Precious Metal”), a day, as determined by the Note Calculation Agent, on which the relevant exchange is open to effectuate delivery of the Commodity and (b) if the Commodity is not a Precious Metal, a day, as determined by the Note Calculation Agent, on which trading is generally conducted on the relevant exchange with respect to the Commodity.

Unless otherwise specified in the relevant terms supplement, a “scheduled trading day” is, (a) if the Commodity is a Precious Metal, a day, as determined by the Note Calculation Agent, on which the relevant exchange is scheduled to open to effectuate delivery of the Commodity and (b) if the Commodity is not a Precious Metal, a day, as determined by the Note Calculation Agent, on which the relevant exchange is scheduled to open for trading for its regular trading session.

Unless otherwise specified in the relevant terms supplement, “relevant exchange” means, with respect to the Commodity, the LME, the LBMA, the LPPM, as applicable, or the primary exchange or market of trading related to the Commodity or any futures or options contracts relating to the Commodity. All references to the LME, the LBMA or the LPPM with respect to the Commodity will also be deemed to refer to any relevant successor exchange with respect to the Commodity.

Notes Linked to an Index

Unless otherwise specified in a related underlying supplement or the relevant terms supplement, if a Valuation Date is a Disrupted Day, the applicable Valuation Date will be postponed to the immediately succeeding business day that is not a Disrupted Day, provided that the Index Closing Level for that Valuation Date, as postponed, will be determined by the Note Calculation Agent and will be either:

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(a)	calculated in accordance with the formula for and method of calculating the Index Closing Level last in effect prior to the commencement of the market disruption event (or prior to the non-trading day), using:
(i)	with respect to each futures contract included in the Index that is not affected by that Disrupted Day (an “Unaffected Index Contract”), the official settlement price, fixing level or any other relevant published price or level, as applicable (such price or level, the “Index Contract Price”), as of the originally scheduled Valuation Date (including any delayed publication of that Index Contract Price for the originally scheduled Valuation Date that occurred on or prior to the determination of the postponed Valuation Date); and
(ii)	with respect to each futures contract included in the Index that is affected by that Disrupted Day (an “Affected Index Contract”), the Index Contract Price for that Affected Index Contract as of the immediately succeeding business day that is not a Disrupted Day; or
(b)	the official closing level of the Index as published by the Index Sponsor on that Disrupted Day.

In no event, however, will any Valuation Date be postponed to a date that is after the applicable Final Disrupted Valuation Date. If a Valuation Date has been postponed to the applicable Final Disrupted Valuation Date, and on such day, the Index Contract Price with respect to any Affected Index Contract has not been determined in accordance with the immediately preceding paragraph (a “Final Affected Index Contract”), the Note Calculation Agent will determine the Index Closing Level for that Valuation Date on the applicable Final Disrupted Valuation Date and that Index Closing Level will be either:

(a)	calculated in accordance with the formula for and method of calculating the Index Closing Level last in effect prior to the commencement of the market disruption event (or prior to the non-trading day), using:
(i)	with respect to each Unaffected Index Contract, the applicable Index Contract Price as of the originally scheduled Valuation Date (including any delayed publication as described above);
(ii)	with respect to each Affected Index Contract (other than any Final Affected Index Contract), the applicable Index Contract Price for that Affected Index Contract determined in the manner described in the immediately preceding paragraph; and
(iii)	with respect to each Final Affected Index Contract, the Note Calculation Agent’s good faith estimate of the applicable Index Contract Price for that Final Affected Index Contract on the applicable Final Disrupted Valuation Date that would have prevailed but for that Disrupted Day; or
(b)	the official closing level of the Index as published by the Index Sponsor on the applicable Final Disrupted Valuation Date.
Additional Definitions

Unless otherwise specified in a related underlying supplement or the relevant terms supplement, a “trading day” is, with respect to the Index or any relevant successor index, a day, as determined by the Note Calculation Agent, on which the Index or that relevant successor index, as applicable, is published by the sponsor or calculation agent of the Index or that relevant successor index, as applicable, in accordance with the index rules or methodology that governs the Index or that relevant successor index, as applicable.

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Unless otherwise specified in a related underlying supplement or the relevant terms supplement, a “scheduled trading day” is, with respect to the Index or any relevant successor index, a day, as determined by the Note Calculation Agent, on which the Index or that relevant successor index, as applicable, is scheduled to be published by the sponsor or calculation agent of the Index or that relevant successor index, as applicable, in accordance with the index rules or methodology that governs the Index or that relevant successor index, as applicable.

Unless otherwise specified in a related underlying supplement or the relevant terms supplement, “relevant exchange” means, with respect to any futures contract included in the Index or any relevant successor index, as applicable, the primary exchange or market of trading for that futures contract.

Indicative Note Value

At any time during the term of the notes, a holder of the notes can contact us via email at dln_repurchase@jpmchase.com to obtain the Indicative Note Value as of the close of any business day. The subject line of the email should include the title of the notes, the CUSIP for those notes and “Indicative Note Value.” We will endeavor to respond to your request for the daily Indicative Note Value by the close of business on the following business day, provided that if we receive your request on a day that is a Disrupted Day, we will respond by close of business on the immediately succeeding business day that is not a Disrupted Day.

The Indicative Note Value is meant to approximate the intrinsic economic value of the notes. The Indicative Note Value does not, however, reflect any Repurchase Fee Amount. The Indicative Note Value calculation will be provided for reference purposes only. It is not intended as a price or quotation, or as an offer to solicitation for the purpose, sale, or termination of your notes, nor will it reflect hedging or other transactional costs, credit considerations, market liquidity or bid-offer spreads. The levels of the Index provided by the Index Sponsor will not necessarily reflect the depth and liquidity of the commodity futures contract included in the Index. For this reason and others, the actual trading price of the notes may be different from the Indicative Note Value.

The calculation of the Indicative Note Value shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice. Any transaction between you and us will be subject to the details of the terms supplements relating to that transaction.

The Indicative Note Value calculations will have been prepared as of a particular date and time and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination.

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Risk Factors

Your investment in the notes will involve certain risks. The notes do not pay interest or guarantee any return of principal at, or prior to, maturity or upon early repurchase or redemption. Investing in the notes is not equivalent to investing directly in the Commodity, the Index, any of the futures contracts underlying the Index or any futures contracts or exchange-traded or over-the-counter instruments based on, or other instruments linked to, any of the foregoing. In addition, your investment in the notes entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks before you decide that an investment in the notes is suitable for you.

The notes differ from conventional debt securities and do not pay interest or guarantee the return of your investment.

The notes do not pay interest and may not return any of your investment. The amount payable, if any, at maturity or upon early repurchase or redemption will reflect the performance of the Index and the deduction of the Investor Fee, which is deducted on each Valuation Date, and, in the case of an early repurchase, the Repurchase Fee Amount, if applicable. These amounts will be determined pursuant to the terms described in this product supplement no. 13-II and the relevant terms supplement. The Investor Fee, which is deducted on each Valuation Date, and the Repurchase Fee Amount, if applicable, will reduce your final payment. Accordingly, you will lose some or all of your initial investment at maturity or upon early repurchase or redemption if the Underlying Value decreases or does not increase sufficiently to offset the purchase fee, if any, the Repurchase Fee Amount, if applicable, and the cumulative effect of the Investor Fee.

The notes are subject to the credit risk of JPMorgan Chase & Co.

The notes are subject to the credit risk of JPMorgan Chase & Co., and our credit ratings and credit spreads may adversely affect the market value of the notes. Investors are dependent on JPMorgan Chase & Co.’s ability to pay all amounts due on the notes, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to affect adversely the value of the notes. If we were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.

Even if the Underlying Value increases, you may receive less than your initial investment due to the Investor Fee, the purchase fee, if any, and/or the Repurchase Fee Amount, if applicable.

The Investor Fee, which is deducted on each Valuation Date, will reduce the payment, if any, you will receive at maturity or upon early repurchase or redemption. In addition, because the Investor Fee is deducted daily, the longer your notes have been outstanding, the more the aggregate Investor Fee will reduce the Underlying Value. Furthermore, JPMS may charge a fee to investors who purchase the notes, which we expect would not exceed 0.25% of the Principal Amount per note. We will specify any purchase fee in the relevant terms supplement. Moreover, if you request that we repurchase your notes prior to maturity, you may be charged a Repurchase Fee Amount, which will further reduce the amount you will receive upon early repurchase. If the Underlying Value decreases or does not increase sufficiently to offset the purchase fee, if any, the Repurchase Fee Amount, if applicable, and the cumulative effect of the Investor Fee, you will lose some or all of your investment at maturity or upon early repurchase or redemption.

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Our offering of the notes does not constitute an expression of our view about, or a recommendation of, the Underlying.

You should not take our offering of the notes as an expression of our views about how the Underlying will perform in the future or as a recommendation to invest (directly or indirectly, by taking a long or short position) in the Underlying, including through an investment in the notes. As a global financial institution, we and our affiliates may, and often do, have positions (long or short) in the Underlying that conflict with an investment in the notes. See “— We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our hedging and other trading activities” and “Use of Proceeds and Hedging” in this product supplement for some examples of potential conflicting positions we may have. You should undertake an independent determination of whether an investment in the notes is suitable for you in light of your specific investment objectives and financial resources.

We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our hedging and other trading activities.

In anticipation of the sale of the notes, we expect to hedge our obligations under the notes through certain affiliates or unaffiliated counterparties by taking positions in instruments the value of which is derived from the Commodity or the Index, as applicable, or positions in futures contracts underlying the Index or related to the Commodity, as applicable, or positions in related options or futures contracts. We may also adjust our hedge by, among other things, purchasing or selling any of the foregoing at any time and from time to time, and close out or unwind our hedge by selling any of the foregoing on or before any Valuation Date. These hedging activities may be undertaken on a portfolio basis with respect to some or all of our and our affiliates’ exposure to specific commodities and/or commodity futures contracts (including exposure unrelated to the notes). By hedging on a portfolio basis, we may hedge our entire obligations, a portion of our obligations or none of our obligations, and the amount of our hedge may change at any time. We cannot give you any assurances that our hedging will not negatively affect the Underlying Value or the performance of the notes. See “Use of Proceeds and Hedging” below for additional information about our hedging activities.

This hedging activity may present a conflict of interest between your interest as a holder of the notes and the interests our affiliates have in executing, maintaining and adjusting hedge transactions. These hedging activities could also affect the price at which JPMS is willing to purchase your notes in the secondary market.

Our hedging counterparties expect to make a profit. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss.

JPMS and other affiliates of ours also trade the Commodity and futures contracts related to the Commodity or the futures contracts underlying the Index and the commodities underlying these futures contracts, as applicable, and options on those futures contracts and other financial instruments related to the foregoing on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management and to facilitate transactions, including block transactions, on behalf of customers. While we cannot predict an outcome, any of these hedging activities or other trading activities of ours could potentially increase the Underlying Value on the Inception Date and/or decrease the Underlying Value on any other Valuation Date, which could adversely affect your payment at maturity or upon early repurchase or redemption.

It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the notes declines.

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We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our business activities.

In the course of our business, we or our affiliates may acquire nonpublic information about the Commodity or the Index, as applicable, the futures contracts underlying the Index or related to the Commodity, as applicable, and the commodities underlying these futures contracts, and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express views about the Commodity or the Index, as applicable, the futures contracts underlying the Index or related to the Commodity, as applicable, and the commodities underlying these futures contracts. Any prospective purchaser of notes should undertake an independent investigation of the Commodity or the Index, as applicable, the futures contracts underlying the Index or related to the Commodity, as applicable, and the commodities underlying these futures contracts as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for issuances of other securities or financial instruments with returns linked or related to changes in the price or level, as applicable, of the Commodity or the Index, as applicable, the futures contracts underlying the Index or related to the Commodity, as applicable, and the commodities underlying these futures contracts. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for those securities or financial instruments, our or their interests with respect to those products may be adverse to those of the holders of the notes. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

We or our affiliates may have economic interests that are adverse to those of the holders of the notes due to J.P. Morgan Securities LLC’s role as Note Calculation Agent.

JPMS, one of our affiliates, will act as the Note Calculation Agent. The Note Calculation Agent will determine, among other things, the Performance Factor on each Valuation Date, the Investor Fee on each Valuation Date, the Indicative Note Value on each Valuation Date, the Repurchase Fee Amount, if applicable, and the amount, if any, that we will pay you at maturity or upon early repurchase or redemption. The Note Calculation Agent will also be responsible for determining:

•	whether a market disruption event has occurred;
•	whether the Commodity has discontinued trading on its relevant exchange;
•	whether the Index has been discontinued;
•	the amount payable to you in the event of an early acceleration of the notes due to a commodity hedging disruption event, if applicable; and
•	whether there has been a material change in the method of calculating the Commodity Price of the Commodity or the Index Closing Level of the Index, as applicable.

In performing these duties, JPMS may have interests adverse to the interests of the holders of the notes, which may affect your return on the notes, particularly where JPMS, as the Note Calculation Agent, is entitled to exercise discretion.

For notes linked to an Index, if a commodity hedging disruption event occurs, we may accelerate the payment on your notes.

For notes linked to an Index, upon the occurrence of legal or regulatory changes that the Note Calculation Agent determines have interfered with our or our affiliates’ ability to hedge our obligations under the notes, or if for any other reason we or our affiliates are unable to enter into or maintain hedge positions the Note Calculation Agent deems necessary to hedge our obligations under the notes, we may, in our sole and absolute discretion, accelerate the payment on your notes and pay

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you an amount determined in good faith and in a commercially reasonable manner by the Note Calculation Agent. If the payment on your notes is accelerated, your investment may result in a loss and you may not be able to reinvest your money in a comparable investment. See “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event.”

The commodity futures contracts underlying the Index are subject to legal and regulatory regimes that may change in ways that could affect our ability to hedge our obligations under the notes and/or could lead to the early acceleration of your notes.

Futures contracts and options on futures contracts markets, including the individual commodity futures contracts underlying an Index, are subject to extensive regulation and margin requirements. The Commodity Futures Trading Commission, commonly referred to as the “CFTC,” and the exchanges on which those futures contracts trade, are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. Furthermore, certain exchanges have regulations that limit the amount of fluctuations in futures contract prices that may occur during a single five-minute trading period. These limits could adversely affect the market prices of relevant futures contracts and forward contracts. The regulation of commodity transactions in the U.S. is subject to ongoing modification by government and judicial action. In addition, various non-U.S. governments have expressed concern regarding the disruptive effects of speculative trading in the commodity markets and the need to regulate the derivative markets in general. The effect on the value of the notes of any future regulatory change is impossible to predict, but could be substantial and adverse to the interests of noteholders.

Notably, with respect to agricultural and exempt commodities as defined in the Commodity Exchange Act (generally, physical commodities such as agricultural commodities, energy commodities and metals), the Dodd-Frank Act, which was enacted on July 21, 2010, requires the CFTC to establish limits on the amount of positions, other than bona fide hedge positions, that may be held by any person in futures contracts, options on futures contracts and other related derivatives, such as swaps, that are economically equivalent to those contracts. The Dodd-Frank Act also requires the CFTC to establish limits for each month, including related hedge exemption positions, on the aggregate number or amount of positions in contracts based upon the same underlying commodity, as defined by the CFTC, that may be held by any person, including any group or class of traders. In addition, designated contract markets and swap execution facilities, as defined in the Dodd-Frank Act, are required to establish and enforce position limits or position accountability requirements on their own markets or facilities, which must be at least as stringent as the CFTC’s where CFTC limits also apply.

Pursuant to the Dodd-Frank Act requirements, on October 18, 2011 the CFTC adopted final rules to establish position limits that will apply to any one of 28 futures and options contracts and that are traded on U.S. futures exchanges and to futures, options and swaps that are economically equivalent to those contracts, as described in the rules. The limits will apply to a person’s combined position across those related products. The limits cover a number of commodity futures contracts that may included in the Index, such as CBOT Soybeans, Soybean Meal and Wheat futures; ICE Futures US Cotton No. 2, Sugar No. 11 and Sugar No. 16 futures; NYMEX Light Sweet Crude Oil, NY Harbor No. 2 Heating Oil, NY Harbor Gasoline Blendstock and Henry Hub Natural Gas futures; and COMEX Gold, Silver and Copper futures and NYMEX Palladium and Platinum futures. The rules also narrow the existing exemption for hedge positions. The rules may interfere with our ability to enter into or maintain hedge positions to hedge our obligations under the notes.

For notes linked to an Index, upon the occurrence of legal or regulatory changes that the Note Calculation Agent determines have interfered with our or our affiliates’ ability to hedge our obligations under the notes, such as the CFTC’s adoption of the proposed position limit rules mentioned above, or if for any other reason we or our affiliates are unable to enter into or maintain hedge positions the Note Calculation Agent deems necessary to hedge our obligations under the

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notes, we may, in our sole and absolute discretion, accelerate the payment on your notes and adjust the amount payable at maturity. See “For notes linked to an Index, if a commodity hedging disruption event occurs, we may accelerate the payment on your notes” above.

Market disruptions may adversely affect your return and, in the case of a commodity hedging disruption event for notes linked to an Index, may result in the early acceleration of your notes.

The Note Calculation Agent may, in its sole discretion, determine that the relevant markets have been affected in a manner that prevents it from determining the Commodity Price or Index Closing Level, as applicable, on any Valuation Date and calculating the Performance Factor, the Investor Fee, the Repurchase Fee Amount, if applicable, or the amount, if any, that we will pay to you at maturity or upon early repurchase or redemption. These events may include disruptions or suspensions of trading in the markets as a whole or the termination or suspension of, or material limitation or disruption in the trading of the Commodity or commodity futures contract included in any Index. If the Note Calculation Agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the notes, it is possible that the relevant Valuation Date will be postponed and your return will be adversely affected. See “General Terms of Notes — Market Disruption Events.” In the event of such a postponement, the Underlying Value for the relevant Valuation Date may be determined by the Note Calculation Agent in the manner described under "Description of Notes — Postponement of a Valuation Date," which may adversely affect the return on your investment in the notes. In addition, for notes linked to an Index, if we or our affiliates are unable to effect transactions necessary to hedge our obligations under the notes, we have the right, but not the obligation, to accelerate the payment on your notes and pay you an amount determined in good faith and in a commercially reasonable manner by the Note Calculation Agent. See “— For notes linked to an Index, if a commodity hedging disruption event occurs, we may accelerate the payment on your notes” above.

For notes linked to an Index, an investment in the notes may not offer direct exposure to physical commodities.

For notes linked to an Index, the Index reflects the return on the commodity futures contracts underlying the Index, not the return on the physical commodities underlying those commodity futures contracts. The price of a futures contract reflects the expected value of the commodity upon delivery in the future, whereas the spot price of a commodity reflects the immediate delivery value of the commodity. A variety of factors can lead to a disparity between the expected future price of a commodity and the spot price at a given point in time, such as the cost of storing the commodity for the term of the futures contract, interest charges incurred to finance the purchase of the commodity and expectations concerning supply and demand for the commodity. The price movements of a futures contract are typically correlated with the movements of the spot price of the reference commodity, but the correlation is generally imperfect and price movements in the spot market may not be reflected in the futures market (and vice versa). Accordingly, for notes linked to an Index, the notes may underperform a similar investment that reflects the return on physical commodities.

If we exercise our right to redeem the notes, the cash payment you will receive upon redemption may be less than that which you might have received if you held the notes to maturity or disposed of them at a time of your choosing.

At our sole discretion, we may redeem all, but not fewer than all, issued and outstanding notes on any business day on or after the Initial Redemption Date. If we exercise our right to redeem the notes, you will receive a cash payment per note in an amount equal to the Indicative Note Value as of the relevant Valuation Date. We may elect to redeem your notes at a time when the Indicative Note Value is relatively low. As a result, the amount you will receive upon a redemption by us may be substantially less than the amount you initially invested, the amount you could have received on your investment at maturity if the notes had not been redeemed or the amount you could have received if you had elected to have us (or our affiliates) repurchase your notes at the time of your choosing.

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If the notes are redeemed, you will be exposed to reinvestment risk.

If the notes are redeemed by us, the holding period could be significantly less than the full term of the notes. There is no guarantee that you would be able to reinvest the proceeds from an investment in the notes in an investment with similar characteristics or a comparable return profile with a similar level of risk.

JPMS and its affiliates may have published research, expressed opinions or provided recommendations that are inconsistent with investing in or holding the notes, and may do so in the future. Any such research, opinions or recommendations could affect the Underlying Value and, therefore, the market value of the notes.

JPMS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the notes or express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. JPMS and its affiliates may have published or may publish research or other opinions that call into question the investment view implicit in an investment in the notes. Any research, opinions or recommendations expressed by JPMS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the notes and the Commodity or the Index to which the notes are linked.

The Underlying Value on the relevant Valuation Date may be less than the Underlying Value on the maturity date, a Repurchase Date, a Redemption Date or at other times during the term of the notes.

The Underlying Value on the maturity date, a Repurchase Date, a Redemption Date or at other times during the term of the notes, including dates near a relevant Valuation Date, could be higher than the Underlying Value on the relevant Valuation Date. This difference could be particularly large if there is a significant increase in the Underlying Value after the relevant Valuation Date, if there is a significant decrease in the Underlying Value prior to the relevant Valuation Date or if there is significant volatility in the Index at any time during the term of the notes. Under these circumstances, you may receive a lower payment at maturity or upon early repurchase or redemption than you would have received if you had invested directly in the Commodity, the Index or in the commodity futures contracts underlying the Index, as applicable.

There are restrictions on your ability to request that we repurchase your notes.

If you elect to exercise your right to have us repurchase your notes, your request is only valid if we receive your Repurchase Notice by no later than 4:00 p.m., New York City time, on the business day prior to the relevant Valuation Date and we (or our affiliates) acknowledge receipt of your Repurchase Notice that same day. If we do not receive that notice and confirmation, your repurchase request will not be effective and we will not repurchase your notes on the corresponding Repurchase Date.

Because of the timing requirements of the Repurchase Notice (and our acknowledgement of receipt), settlement of the repurchase will be prolonged when compared to a sale and settlement in the secondary market. As your request that we repurchase your notes is irrevocable, this will subject you to market risk in the event the market fluctuates after we receive your request. Furthermore, our obligation to repurchase the notes prior to maturity may be postponed upon the occurrence of a market disruption event.

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You will not know the amount you will receive upon an early repurchase at the time you elect to request that we repurchase your notes.

You will not know the amount payable upon early repurchase at the time you elect to request that we repurchase your notes. Your notice to us to repurchase your notes is irrevocable and must be received by us no later than 4:00 p.m., New York City time, on the business day prior to the relevant Valuation Date and we (or our affiliates) must acknowledge receipt of that notice on the same day. As a result, you will be exposed to market risk in the event the market fluctuates after we confirm the validity of your notice of election to exercise your rights to have us repurchase your notes, and prior to the relevant Repurchase Date.

The notes are not regulated by the Commodity Futures Trading Commission.

The net proceeds to be received by us from the sale of the notes will not be used to purchase or sell any commodity futures contracts or options on futures contracts for your benefit. An investment in the notes thus does not constitute either an investment in futures contracts or options on futures contracts or an investment in a collective investment vehicle that trades in these futures contracts (i.e., the notes will not constitute a direct or indirect investment by you in the futures contracts), and you will not benefit from the regulatory protections of the CFTC. Among other things, this means that we are not registered with the CFTC as a futures commission merchant and you will not benefit from the CFTC’s or any other non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered futures commission merchant. For example, the price you pay to purchase notes will be used by us for our own purposes and will not be subject to customer funds segregation requirements provided to customers that trade futures on an exchange regulated by the CFTC.

Unlike an investment in the notes, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be subject to regulation as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a commodity pool operator, or qualify for an exemption from the registration requirement. Because the notes will not be interests in a commodity pool, the notes will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a commodity pool operator, and you will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who invest in regulated commodity pools.

Suspension or disruptions of market trading in relevant commodity and related futures markets may adversely affect the value of the notes.

The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the Underlying Value and, therefore, the value of your notes.

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For notes linked to an Index, an increase in the margin requirements for commodity futures contracts included in the Index may adversely affect the value of the notes.

Futures exchanges require market participants to post collateral in order to open and to keep open positions in futures contracts. For notes linked to an Index, if an exchange increases the amount of collateral required to be posted to hold positions in commodity futures contracts underlying the Index, market participants who are unwilling or unable to post additional collateral may liquidate their positions, which may cause the price of the relevant commodity futures contracts to decline significantly. As a result, the Underlying Value and the value of the notes may be adversely affected.

Owning the notes is not the same as owning the Commodity, the futures contracts that compose the Index, the related commodities or certain other commodity-related contracts, as applicable, directly.

The return on your notes will not reflect the return you would realize if you actually purchased the Commodity, the futures contracts that compose the Index, the related commodities or exchange-traded or over-the-counter instruments based on the futures contracts that compose the Index or the related commodities, as applicable. You will not have any rights that holders of those assets or instruments have.

For notes linked to an Index, the Index may be subject to pronounced risks of pricing volatility.

As a general matter, the risk of low liquidity or volatile pricing around the maturity date of a commodity futures contract is greater than in the case of other futures contracts because (among other factors) a number of market participants take physical delivery of the underlying commodities. Many commodities, like those in the energy and industrial metals sectors, have liquid futures contracts that expire every month. Therefore, these contracts are rolled forward every month. Contracts based on certain other commodities, most notably agricultural and livestock products, tend to have only a few contract months each year that trade with substantial liquidity. Thus, these commodities, with related futures contracts that expire infrequently, roll forward less frequently than every month, and can have further pronounced pricing volatility during extended periods of low liquidity. The risk of aberrational liquidity or pricing around the maturity date of a commodity futures contract is greater than in the case of other futures contracts because (among other factors) a number of market participants take delivery of the underlying commodities. For notes linked to an Index, if the Index represents energy, it should be noted that due to the significant level of continuous consumption, limited reserves, and oil cartel controls, energy commodities are subject to rapid price increases in the event of perceived or actual shortages. These factors (when combined or in isolation) may affect the price of futures contracts and, as a consequence, the Underlying Value and your payment at maturity, upon early repurchase, if any, or redemption.

Commodity prices are characterized by high and unpredictable volatility, which could lead to high and unpredictable volatility in the Commodity or the Index.

Market prices of commodities tend to be highly volatile and may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships, governmental programs and policies, national and international monetary, trade, political and economic events, wars and acts of terror, changes in interest and exchange rates, speculation and trading activities in commodities and related contracts, weather, and agricultural, trade, fiscal and exchange control policies. The price volatility of each commodity also affects the value of the futures and forward contracts related to that commodity and therefore its price at any such time. The price of any one commodity may be correlated to a greater or lesser degree with any other commodity and factors affecting the general supply and demand as well as the prices of other commodities may affect the particular commodity in question. In respect of commodities in the energy sector, due to the significant level of its continuous consumption, limited reserves, and oil cartel controls, energy prices are subject to rapid price increases in the event of perceived or actual shortages. The commodities markets are subject to temporary

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distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. Many commodities are also highly cyclical. These factors, some of which are specific to the nature of each such commodity, may affect the Underlying Value in varying ways, and different factors may cause the value of the Commodity or the different commodity futures contracts included in the Index, as applicable, to move in inconsistent directions at inconsistent rates. This, in turn, will affect the value of the notes.

The Commodity or the Index each provide one avenue for exposure to commodities. The high volatility and cyclical nature of commodity markets may render these investments inappropriate as the focus of an investment portfolio.

Secondary trading may be limited and the liquidity of the market for the notes will be limited to the early repurchase right.

Unless otherwise specified in the relevant terms supplement, the notes will not be listed on a securities exchange. There may be little or no secondary market for the notes. Even if there is a secondary market for the notes, it may not provide enough liquidity to allow you to trade or sell the notes easily.

Other than pursuant to the early repurchase and optional redemption rights, JPMS will not purchase notes in the secondary market. Also, the number of notes outstanding or held by persons other than our affiliates could be reduced at any time due to early repurchases of the notes. Accordingly, the liquidity of the market for the notes could vary materially over the term of the notes and the price at which you may be able to trade your notes is likely to depend on the payment upon early repurchase. Furthermore, on or after the Initial Redemption Date, at our sole discretion, we may redeem all, but not fewer than all, issued and outstanding notes.

Prior to maturity, the value of the notes will be influenced by many unpredictable factors.

Many economic and market factors will influence the value of the notes. We expect that, generally, the Underlying Value on any day will affect the value of the notes more than any other single factor. However, you should not expect the value of the notes in the secondary market to vary in proportion to changes in the Underlying Value. The value of the notes will be affected by a number of other factors that may either offset or magnify each other, including, but not limited to:

•	the actual and expected frequency and magnitude of changes in the Underlying Value (i.e. volatility);
•	whether we are expected to redeem the notes;
•	the time to maturity of the notes;
•	supply and demand trends at any time for the commodities upon which the futures contracts that compose the Index or the exchange-traded futures contracts on those commodities;
•	the amount of the Investor Fee on the relevant Valuation Date;
•	the market price of the Commodity or the commodities upon which the futures contracts that compose the Index are based or the exchange-traded futures contracts on any such commodities;
•	interest and yield rates in the market generally;
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•	economic, financial, political, regulatory, geographical, agricultural, meteorological or judicial events that affect commodities markets generally or the Commodity or the futures contracts underlying the Index, and that may affect the Underlying Value on any Valuation Date; and
•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Some or all of these factors will influence the price that you will receive if you choose to sell your notes prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

You cannot predict the future performance of the Underlying based on its historical performance. The Underlying Value may decrease such that you may not receive any return of your investment. The notes are not principally protected and you may lose some or all of your investment at maturity or upon early repurchase or redemption.

Concentration risks may adversely affect the value of the notes.

If the notes are linked to a Commodity or if the notes are linked to an Index that is concentrated in a single or a limited number of commodity sectors, you will not benefit, with respect to the notes, from the advantages of a diversified investment, and will bear the risks of a concentrated investment, including the risk of greater volatility than may be experienced in connection with a diversified investment. You should be aware that other investments may be more diversified than the notes in terms of the number and variety of commodity sectors.

The tax consequences of an investment in the notes are unclear.

There is no direct legal authority as to the proper U.S. federal income tax treatment of the notes, and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”) regarding the notes. The IRS might not accept, and a court might not uphold, the treatment of the notes as open transactions that are not debt instruments, as described in “Material U.S. Federal Income Tax Consequences.” If the IRS were successful in asserting an alternative treatment for the notes, the timing and/or character of income on the notes could be affected materially and adversely. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the notes. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by Non-U.S. Holders should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in this product supplement no. 13-II and consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice.

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For notes linked to an Index, the Index Sponsor has no obligation to consider your interests.

For notes linked to an Index, the Index Sponsor is responsible for calculating and maintaining the Index. The Index Sponsor can make methodological changes that could change the Underlying Value at any time and it has no obligation to consider your interests. The Index Sponsor may discontinue or suspend calculation or dissemination of the Index. If one or more of these events occurs, the calculation of the payment at maturity or upon early repurchase or redemption will be adjusted to reflect such event or events. Consequently, any of these actions could adversely affect market value and/or payment at maturity or upon early repurchase or redemption of the notes. The Index Sponsor has no obligation to consider your interests in calculating or revising the methodology of the Index.

We and our affiliates have no affiliation with Standard & Poor’s Financial Services LLC (“S&P”), UBS Securities LLC (“UBS”) or CME Group Index Services LLC (“CME Indexes”) and are not responsible for their public disclosure of information.

We and our affiliates are not affiliated with S&P, UBS or CME Indexes in any way (except for arrangements discussed below in “The S&P GSCI Indices — License Agreement with Standard & Poor’s” and “The DJ-UBS Commodity Indices — License Agreement”) and have no ability to control S&P, UBS or CME Indexes, including any errors in or discontinuation of disclosure regarding its methods or policies relating to the calculation of the DJ-UBS Commodity Indices (as defined under “The DJ-UBS Commodity Indices” in this product supplement) or the S&P GSCI Indices (as defined under “The S&P GSCI Indices” in this product supplement). None of S&P, UBS or CME Indexes is under any obligation to continue to calculate any such S&P GSCI Indices or DJ-UBS Commodity Indices nor are they required to calculate any successor index. If any of S&P, UBS or CME Indexes discontinues or suspends the calculation of the respective index, it may become difficult to determine the market value of the notes or the amount payable at maturity or upon early repurchase or redemption. The Note Calculation Agent may designate a successor index selected in its sole discretion. If the Note Calculation Agent determines in its sole discretion that no successor index comparable to that index exists, the amount you receive at maturity or upon early repurchase or redemption will be determined by the Note Calculation Agent in its sole discretion.

The notes may be linked to an excess return index, and not a total return index.

The notes may be linked to an excess return index and not a total return index. The return from investing in futures contracts derives from three sources: (a) changes in the price of the relevant futures contracts (which is known as the “price return”); (b) any profit or loss realized when rolling the relevant futures contracts (which is known as the “roll return”); and (c) any interest earned on the cash deposited as collateral for the purchase of the relevant futures contracts (which is known as the “collateral return”).

Some commodity indices are excess return indices that measure the returns accrued from investing in uncollateralized futures contracts (i.e., the sum of the price return and the roll return associated with an investment in futures contracts). By contrast, a total return index, in addition to reflecting those returns, also reflects interest that could be earned on funds committed to the trading of the underlying futures contracts (i.e., the collateral return associated with an investment in futures contracts). If the notes are linked to an Index that is an excess return index, investing in the notes will therefore not generate the same return as would be generated from investing directly in the relevant futures contracts or in a total return index related to those futures contracts.

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For notes linked to an Index, higher future prices of commodities included in the Index relative to their current prices may lead to a decrease in the payment, if any, at maturity, upon our early repurchase or redemption of the notes.

For notes linked to an Index, the Index is composed of futures contracts on physical commodities. As the contracts that underlie the Index come to expiration, they are replaced by contracts that have a later expiration. For example, a contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October is replaced by a contract for delivery in November. This is accomplished by selling the October contract and purchasing the November contract. This process is referred to as “rolling.” Excluding other considerations, if the market for these contracts is in “contango,” where the prices are higher in the distant delivery months than in the nearer delivery months, the purchase of the November contract would take place at a price that is higher than the price of the October contract, thereby creating a negative “roll yield.” Moreover, many commodities have historically exhibited contango markets. The presence of contango in the commodity markets could adversely affect the Underlying Value and, accordingly, the amount payable, if any, at maturity or upon early repurchase or redemption of the notes.

For notes linked to an Index, Index calculation disruption events may require an adjustment to the calculation of the Index.

For notes linked to an Index, at any time during the term of the notes, the daily calculation of any of the S&P GSCI Indices or DJ-UBS Commodity Indices may be adjusted in the event that S&P, the publisher of the S&P GSCI Indices, or UBS and CME Indexes, the sponsors of the DJ-UBS Commodity Indices, determines that any of the following Index calculation disruption events exists: the termination or suspension of, or material limitation or disruption in the trading of any futures contract used in the calculation of any such index on that day; the settlement price of any futures contract used in the calculation of any such index reflects the maximum permitted price change from the previous day’s settlement price; the failure of an exchange to publish official settlement prices for any futures contract used in the calculation of any such index; or, with respect to any futures contract used in the calculation of any of the DJ-UBS Commodity Indices that trades on the LME, a business day on which the LME is not open for trading. Any such Index calculation disruption events may have an adverse impact on the value of any such index or the manner in which they are calculated and, therefore, the value of your notes.

S&P or UBS and CME Indexes may be required to replace a contract underlying a S&P GSCI Index or a DJ-UBS Commodity Index, if the existing futures contract is terminated or replaced.

A futures contract known as a “Designated Contract” has been selected as the reference contract for the underlying physical commodity included in each S&P GSCI Index or DJ-UBS Commodity Index. Data concerning this Designated Contract will be used to calculate each S&P GSCI Index and DJ-UBS Commodity Index. The termination or replacement of a futures contract on an established exchange occurs infrequently; however, if one or more Designated Contracts were to be terminated or replaced by an exchange, a comparable futures contract would be selected by the S&P GSCI Index Committee or UBS, as the case may be, if available, to replace each such Designated Contract. The termination or replacement of any Designated Contract may have an adverse impact on the value of the individual S&P GSCI Index or level of any DJ-UBS Commodity Index. Suspension or disruptions of market trading in the commodity and related futures markets may adversely affect the value of the notes.

For notes linked to a DJ-UBS Commodity Index or a S&P GSCI Index, the value of the notes could be affected by an anticipated change in ownership of these indices.

On November 4, 2011, The McGraw-Hill Companies, Inc. (“McGraw-Hill”), the owner of the S&P Indices business, and CME Group Inc. (“CME Group”), the 90% owner of the CME Group and Dow Jones & Company, Inc. joint venture that owns the Dow Jones Indexes business, announced a new joint

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venture, S&P/Dow Jones Indices, which will own the S&P Indices business and the Dow Jones Indexes business. McGraw-Hill and CME Group expect the S&P/Dow Jones Indices to be operational in the first half of 2012, subject to regulatory approval and other conditions. While it’s unclear what effect, if any, this change in ownership will have on the DJ-UBS Commodities Indices and the S&P GSCI Indices or on the notes, any changes to the methodology of a relevant Index could affect adversely the level of that Index and, accordingly, the value of your notes.

If the notes are linked to a DJ-UBS Commodity Index, you may in the future have exposure to contracts that are not traded on regulated futures exchanges.

At present, the DJ-UBS Commodity Indices are composed exclusively of regulated futures contracts; however, the DJ-UBS Commodity Indices may in the future include over-the-counter contracts (such as swaps and forward contracts) traded on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. As a result, trading in those contracts, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the same provisions of, and the protections afforded by, the Commodity Exchange Act, as amended, or other applicable statutes and related regulations that govern trading on regulated futures exchanges. In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on those facilities and the inclusion of those contracts in a DJ-UBS Commodity Index may expose you to certain risks not presented by most exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts.

For notes linked to a DJ-UBS Commodity Index, risks associated with that DJ-UBS Commodity Index may adversely affect the market price of the notes.

Because the Dow Jones-UBS Commodity IndexSM and the Dow Jones-UBS Commodity Index 3 Month ForwardSM reflect the return on exchange-traded futures contracts on nineteen different physical commodities and because the single-commodity sub-indices and the forward-month single-commodity sub-indices of Dow Jones-UBS Commodity IndexSM each reflect the return on exchange-traded futures contract on a single physical commodity, the Index will be less diversified than other funds or investment portfolios investing in a broader range of products and, therefore, could experience greater volatility. Additionally, the annual composition of the DJ-UBS Commodity Indices will be calculated in reliance upon historical price, liquidity and production data that are subject to potential errors in data sources or errors that may affect the weighting of components of the DJ-UBS Commodity Indices. Any discrepancies that require revision are not applied retroactively but will be reflected in the weighting calculations of the DJ-UBS Commodity Indices for the following year. However, UBS and CME Indexes may not discover every discrepancy. Furthermore, the annual weightings for the DJ-UBS Commodity Indices are determined each year in the third or fourth quarter and announced as promptly as practicable following the calculation by UBS under the supervision of the Dow Jones-UBS Commodity Index Supervisory Committee, which has a significant degree of discretion in exercising its supervisory duties with respect to the DJ-UBS Commodity Indices and has no obligation to take the needs of any parties to transactions involving the DJ-UBS Commodity Indices into consideration when reweighting or making any other changes to the DJ-UBS Commodity Indices. Finally, subject to the minimum/maximum diversification limits described in “The DJ-UBS Commodity Indices — Diversification Rules,” the commodities underlying the exchange-traded futures contracts included in the Dow Jones-UBS Commodity IndexSM and the Dow Jones-UBS Commodity Index 3 Month ForwardSM from time to time are concentrated in a limited number of sectors, particularly energy and agriculture, and the single-commodity sub-indices and the forward-month single-commodity sub-indices of Dow Jones-UBS Commodity IndexSM are each limited to a single commodity. An investment in the notes may therefore carry risks similar to a concentrated securities investment in a limited number of industries or sectors or in a single commodity.

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For notes linked to a DJ-UBS Commodity Index, trading and other transactions by UBS and its affiliates in the futures contracts constituting the DJ-UBS Commodity Indices and the underlying commodities may affect the level of the DJ-UBS Commodity Indices.

UBS and its affiliates actively trade futures contracts and options on futures contracts on the commodities underlying the DJ-UBS Commodity Indices. UBS and its affiliates also actively enter into or trade market securities, swaps, options, derivatives, and related instruments that are linked to the performance of the DJ-UBS Commodity Indices, the futures contracts underlying the DJ-UBS Commodity Indices or the commodities underlying these futures contracts. Certain of UBS’s affiliates may underwrite or issue other securities or financial instruments indexed to the DJ-UBS Commodity Indices and related indices, and UBS and CME Indexes and certain of their affiliates may license the DJ-UBS Commodity Indices for publication or for use by unaffiliated third parties.

These activities could present conflicts of interest and could affect the levels of the DJ-UBS Commodity Indices. For instance, a market maker in a financial instrument linked to the performance of a DJ-UBS Commodity Index may expect to hedge some or all of its position in that financial instrument. Purchase (or selling) activity in the underlying components of a DJ-UBS Commodity Index in order to hedge the market maker’s position in the financial instrument may affect the market price of the futures contracts included in that DJ-UBS Commodity Index, which in turn may affect the level of that DJ-UBS Commodity Index and the value of your notes. With respect to any of the activities described above, none of UBS, CME Indexes or their respective affiliates has any obligation to take the needs of any buyers, sellers or holders of the notes into consideration at any time.

For notes linked to one of the S&P GSCI Component Indices, the Index may be more volatile and susceptible to price fluctuations of commodities than a broader commodities index.

Each of the S&P GSCI Component Indices (as defined under “The S&P GSCI Indices” in this product supplement) may be more volatile and susceptible to price fluctuations than a broader commodity index, such as the S&P GSCI™ or the Dow Jones-UBS Commodity IndexSM. In contrast to the S&P GSCI™ and Dow Jones-UBS Commodity IndexSM, which include contracts on the principal physical commodities that are actively traded, each of the S&P GSCI Component Indices is composed of contracts covering only a single physical commodity or only physical commodities in a single sector. As a result, price volatility in the contracts included in the S&P GSCI™ or the Dow Jones-UBS Commodity IndexSM will likely have a greater impact on each S&P GSCI Component Index than it would on the broader S&P GSCI™ or Dow Jones-UBS Commodity IndexSM, and each S&P GSCI Component Index individually will be more susceptible to fluctuations and declines in value of the physical commodities included in that index. In addition, the S&P GSCI Component Indices may be less representative of the economy and commodity markets as a whole and might therefore not serve as a reliable benchmark for commodity market performance generally.

For notes linked to a S&P GSCI Index, changes in the composition and valuation of the S&P GSCI™ may adversely affect the market value and/or the payment at maturity, upon our early repurchase or redemption of the notes.

The composition of the S&P GSCI™ and its sub-indices (including the S&P GSCI Indices) may change over time, as additional futures contracts satisfy the eligibility criteria of the S&P GSCI™ or futures contracts currently included in the S&P GSCI™ fail to satisfy such criteria. Those changes could impact the composition and valuation of the S&P GSCI Indices. The weighting factors applied to each commodity included in each of the S&P GSCI Sector Indices change annually, based on changes in commodity production statistics. In addition, S&P may modify the methodology for determining the composition and weighting of the S&P GSCI Indices and for calculating their value in order to assure that the S&P GSCI™ represents a measure of the performance over time of the markets for the underlying commodities represented by the S&P GSCI™ and its sub-indices. A number of modifications to the methodology for determining the contracts to be included in each S&P GSCI Index, and for

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valuing each S&P GSCI Index, have been made in the past several years and further modifications may be made in the future. Such changes could adversely affect the market value and/or the payment at maturity or upon early repurchase or redemption of the notes.

For notes linked to an Index, prices for the physical commodities upon which the futures contracts that compose the Index are based may change unpredictably and affect the value of the notes in unanticipated ways.

For notes linked to an Index, a decrease in the price of any of the commodities upon which the futures contracts that compose the Index are based may have a material adverse effect on the value of the notes and your return on an investment in the notes. The prices of such commodities are affected by numerous factors, including: changes in supply and demand relationships, governmental programs and policies, national and international political and economic events, changes in interest and exchange rates, speculation and trading activities in commodities and related contracts, general weather conditions, and trade, fiscal, monetary and exchange control policies. Many commodities are also highly cyclical. These factors, some of which are specific to the market for each such commodity, as discussed below, may cause the value of the different commodities upon which the futures contracts that compose the Index are based, as well as the futures contracts themselves, to move in inconsistent directions at inconsistent rates. This, in turn, will affect the value of the notes linked to the Index. It is not possible to predict the aggregate effect of all or any combination of these factors. The relevant terms supplement may provide additional risk factors relating to the Index.

Agricultural Sector

Global prices of agricultural commodities, including cocoa, coffee, corn, cotton, soybeans, sugar and wheat, are primarily affected by the global demand for and supply of those commodities, but are also significantly influenced by speculative actions and by currency exchange rates. In addition, prices for agricultural commodities are affected by governmental programs and policies regarding agriculture, as well as general trade, fiscal and exchange control policies. Extrinsic factors such as drought, floods, general weather conditions, disease and natural disasters may also affect agricultural commodity prices. Demand for agricultural commodities such as wheat, corn and soybeans, both for human consumption and as cattle feed, has generally increased with worldwide growth and prosperity.

Energy Sector

Global prices of energy commodities, including WTI crude oil, brent crude oil, RBOB gasoline, heating oil, gasoil and natural gas, are primarily affected by the global demand for and supply of these commodities, but are also significantly influenced by speculative actions and by currency exchange rates. In addition, prices for energy commodities are affected by governmental programs and policies, national and international political and economic events, changes in interest and exchange rates, trading activities in commodities and related contracts, trade, fiscal, monetary and exchange control policies and with respect to oil, drought, floods, weather, government intervention, environmental policies, embargoes and tariffs. Demand for refined petroleum products by consumers, as well as the agricultural, manufacturing and transportation industries, affects the price of energy commodities. Sudden disruptions in the supplies of energy commodities, such as those caused by war, natural events, accidents or acts of terrorism, may cause prices of energy commodity futures contracts to become extremely volatile and unpredictable. Also, sudden and dramatic changes in the futures market may occur, for example, upon a cessation of hostilities that may exist in countries producing energy commodities, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities. In particular, supplies of crude oil may increase or decrease depending on, among other factors, production decisions by the Organization of the Oil and Petroleum Exporting Countries (“OPEC”) and other crude oil producers. Crude oil prices are determined with significant influence by OPEC, which has the capacity to influence oil prices

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worldwide because its members possess a significant portion of the world’s oil supply. Crude oil prices are generally more volatile and subject to dislocation than prices of other commodities. Demand for energy commodities such as oil and gasoline is generally linked to economic activity, and will tend to reflect general economic conditions.

Industrial Metals Sector

Global prices of industrial metals commodities, including aluminum, copper, lead, nickel and zinc, are primarily affected by the global demand for and supply of these commodities, but are also significantly influenced by speculative actions and by currency exchange rates. Demand for industrial metals is significantly influenced by the level of global industrial economic activity. Prices for industrial metals commodities are affected by governmental programs and policies, national and international political and economic events, changes in interest and exchange rates, trading activities in commodities and related contracts, trade, fiscal, monetary and exchange control policies, general weather conditions, government intervention, embargoes and tariffs. An additional, but highly volatile, component of demand for industrial metals is adjustments to inventory in response to changes in economic activity and/or pricing levels, which will influence investment decisions in new mines and smelters. Sudden disruptions in the supplies of industrial metals, such as those caused by war, natural events, accidents, acts of terrorism, transportation problems, labor strikes and shortages of power may cause prices of industrial metals futures contracts to become extremely volatile and unpredictable. The introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities will also affect the prices of industrial metals commodities.

Livestock Sector

Livestock commodities, including live cattle, feeder cattle and lean hogs, are “non-storable” commodities, and therefore may experience greater price volatility than traditional commodities. Global livestock commodity prices are primarily affected by the global demand for and supply of those commodities, but are also significantly influenced by speculative actions and by currency exchange rates. In addition, prices for livestock commodities are affected by governmental programs and policies regarding livestock, as well as general trade, fiscal and exchange control policies. Extrinsic factors such as drought, floods, general weather conditions, disease (e.g., Bovine Spongiform Encephalopathy, or Mad Cow Disease), availability of and prices for livestock feed and natural disasters may also affect livestock commodity prices. Demand for livestock commodities has generally increased with worldwide growth and prosperity.

Precious Metals Sector

Global prices of precious metals commodities, including gold, silver and platinum, are primarily affected by the global demand for and supply of those commodities, but are also significantly influenced by speculative actions, currency exchange rates, and the effect of numerous factors, certain of which are specific to the market for each Precious Metal to which your notes may be linked, as discussed below.

The price of gold is primarily affected by the global demand for and supply of gold. The market for gold bullion is global, and gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors, including macroeconomic factors such as the structure of and confidence in the global monetary system, expectations regarding the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is usually quoted), interest rates, gold borrowing and lending rates and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may be affected by industry factors such as industrial and jewelry demand as well as lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold. Additionally, gold prices may be affected by levels of gold production, production costs and short-term

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changes in supply and demand due to trading activities in the gold market. From time to time, above-ground inventories of gold may also influence the market. It is not possible to predict the aggregate effect of all or any combination of these factors. The price of gold has recently been, and may continue to be extremely volatile.

The price of silver is primarily affected by global demand for and supply of silver. Silver prices can fluctuate widely and may be affected by numerous factors. These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events and production costs and disruptions in major silver producing countries such as the United Mexican States and the Republic of Peru. The demand for and supply of silver affect silver prices, but not necessarily in the same manner as supply and demand affect the prices of other commodities. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time-to-time, above-ground inventories of silver may also influence the market. The major end uses for silver include industrial applications, photography and jewelry and silverware. It is not possible to predict the aggregate effect of all or any combination of these factors.

Platinum prices are primarily affected by the global demand for and supply of platinum. However, since the platinum supply is very limited, any disruptions in platinum supply tend to have an exaggerated effect on the price of platinum. Key factors that may influence prices are the policies in or political stability of the most important producing countries, in particular, Russia and South Africa (which together account for over 90% of production), the size and availability of the Russian platinum stockpiles and the economic situation of the main consuming countries. Platinum is used in a variety of industries, primarily the automotive industry. Demand for platinum from the automotive industry, which uses platinum as a catalytic converter, accounts for approximately 80% of the industrial use of platinum. Platinum is also used in the chemical industry, the electronics industry and the dental industry. The primary non-industrial use of platinum is jewelry, which accounts for approximately 40% of the overall demand for platinum.

For notes linked to a Commodity, an investment in the notes may be subject to risks associated with the LME.

The notes may be linked to a commodity (Aluminum, Copper, Lead, Nickel and Zinc) that is traded on the LME. Investments in securities linked to the value of commodities that are traded on non-U.S. exchanges involve risks associated with the markets in those countries, including risks of volatility in those markets and governmental intervention in those markets.

In addition, the LME is a principals’ market which operates in a manner more closely analogous to the over-the-counter physical commodity markets than regulated futures markets. For example, there are no daily price limits on the LME, which would otherwise restrict the extent of daily fluctuations in the prices of LME contracts. In a declining market, therefore, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. In addition, a contract may be entered into on the LME calling for delivery on any day from one day to three months following the date of that contract and for monthly delivery up to 63, 27 and 15 months forward (depending on the commodity) following that third month, in contrast to trading on futures exchanges, which call for delivery in stated delivery months. As a result, there may be a greater risk of a concentration of positions in LME contracts on particular delivery dates, which in turn could cause temporary aberrations in the prices of LME contracts for certain delivery dates. If such aberrations occur during the term of the notes, the official U.S. dollar cash settlement prices per tonne of the Commodity and, consequently, the value of the notes, could be adversely affected.

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An investment in the notes may be subject to risks associated with the LBMA.

The notes may be linked to a commodity (Gold and Silver) that is traded on the LBMA. Investments in securities indexed to the value of commodities that are traded on non-U.S. exchanges involve risks associated with the markets in those countries, including risks of volatility in those markets and governmental intervention in those markets.

The Commodity Prices of Gold and Silver will be determined by reference to fixing prices reported by the LBMA. The LBMA is a self-regulatory association of bullion market participants. Although all market-making members of the LBMA are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LBMA itself is not a regulated entity. If the LBMA should cease operations, or if bullion trading should become subject to a value added tax or other tax or any other form of regulation currently not in place, the role of LBMA price fixings as a global benchmark for the value of Gold and Silver may be adversely affected. The LBMA is a principals’ market which operates in a manner more closely analogous to an over-the-counter physical commodity market than regulated futures markets, and certain features of U.S. futures contracts are not present in the context of LBMA trading. For example, there are no daily price limits on the LBMA which would otherwise restrict fluctuations in the prices of LBMA contracts. In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days.

An investment in the notes may be subject to risks associated with the LPPM.

The notes may be linked to a commodity (Palladium and Platinum) that is traded on the LPPM. Investments in securities indexed to the value of commodities that are traded on non-U.S. exchanges involve risks associated with the markets in those countries, including risks of volatility in those markets and governmental intervention in those markets.

The Commodity Prices of Palladium and Platinum will be determined by reference to fixing prices reported by the LPPM. The LPPM is a self-regulatory association of platinum and palladium market participants that is not a regulated entity. If the LPPM should cease operations, or if bullion trading should become subject to a value added tax or other tax or any other form of regulation currently not in place, the role of LPPM price fixings as a global benchmark for the value of Palladium and Platinum may be adversely affected. The LPPM is a principals’ market which operates in a manner more closely analogous to an over-the-counter physical commodity market than regulated futures markets, and certain features of U.S. futures contracts are not present in the context of LPPM trading. For example, there are no daily price limits on the LPPM which would otherwise restrict fluctuations in the prices of LPPM contracts. In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days.

The prices of commodities are volatile and are affected by numerous factors, certain of which are specific to the market for each commodity.

For notes linked to a Commodity, a decrease in the price of the Commodity may have a material adverse effect on the value of the notes and your return on your investment in the notes. The Commodity is subject to the effect of numerous factors, certain of which are specific to the market for each commodity to which your notes may be linked, as discussed below.

Aluminum

The price of aluminum is primarily affected by the global demand for and supply of aluminum, but is also influenced significantly from time to time by speculative actions and by currency exchange rates. Demand for aluminum is significantly influenced by the level of global industrial economic activity. Industrial sectors which are particularly important to demand for aluminum include the automobile, packaging and construction sectors. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. There are substitutes for aluminum in various applications. Their availability and price will also affect demand

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for aluminum. The supply of aluminum is widely spread around the world, and the principal factor dictating the smelting of that aluminum is the ready availability of inexpensive power. The supply of aluminum is also affected by current and previous price levels, which will influence investment decisions in new smelters. Other factors influencing supply include transportation problems, labor strikes and shortages of power and raw materials. It is not possible to predict the aggregate effect of all or any combination of these factors.

Copper

The price of copper is primarily affected by the global demand for and supply of copper, but is also influenced significantly from time to time by speculative actions and by currency exchange rates. Demand for copper is significantly influenced by the level of global industrial economic activity. Industrial sectors which are particularly important to demand for copper include the electrical and construction sectors. In recent years, demand has been supported by strong consumption from newly industrializing countries due to their copper-intensive economic growth and industrial development. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. There are substitutes for copper in various applications. Their availability and price will also affect demand for copper. Apart from the United States, Canada and Australia, the majority of copper concentrate supply (the raw material) comes from outside the Organization for Economic Cooperation and Development countries. The supply of copper is also affected by current and previous price levels, which will influence investment decisions in new smelters. In previous years, copper supply has been affected by strikes, financial problems and terrorist activity. It is not possible to predict the aggregate effect of all or any combination of these factors.

Gold

The price of gold is primarily affected by the global demand for and supply of gold. The market for gold bullion is global, and gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors, including macroeconomic factors such as the structure of and confidence in the global monetary system, expectations regarding the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is usually quoted), interest rates, gold borrowing and lending rates and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may be affected by industry factors such as industrial and jewelry demand as well as lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold. Additionally, gold prices may be affected by levels of gold production, production costs and short-term changes in supply and demand due to trading activities in the gold market. From time to time, above-ground inventories of gold may also influence the market. It is not possible to predict the aggregate effect of all or any combination of these factors. The price of gold has recently been, and may continue to be extremely volatile.

Lead

The price of lead is primarily affected by the global demand for and supply of lead, but is also influenced significantly from time to time by speculative actions and by currency exchange rates. Demand for lead is significantly influenced by the level of global industrial economic activity. The storage battery industrial sector is particularly important to demand for lead given that the use of lead in the manufacture of batteries accounts for a significant percentage of world-wide lead demand. Growth in the production of batteries will drive lead demand. The power generation industrial sector is also important to demand for lead given that the use of lead in the manufacture of power generation units accounts for a significant percentage of world-wide lead demand. Additional applications of lead include gasoline additives, pigments, chemicals and crystal glass. Use in the manufacture of these products will also influence demand for lead. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. The supply of lead is widely spread around the world. The supply of lead is also affected

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by current and previous price levels, which will influence investment decisions in new mines and smelters. A critical factor influencing supply is the environmental and regulatory regimes of the countries in which lead is mined and processed. It is not possible to predict the aggregate effect of all or any combination of these factors.

Nickel

The price of nickel is primarily affected by the global demand for and supply of nickel, but is also influenced from time to time by speculative actions and by currency exchange rates. Demand for nickel is significantly influenced by the level of global industrial economic activity. The stainless steel industrial sector is particularly important to demand for nickel given that the use of nickel in the manufacture of stainless steel accounts for a significant percentage of world-wide nickel demand. Growth in the production of stainless steel will therefore drive nickel demand. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. There are substitutes for nickel in various applications. Their availability and price will also affect demand for nickel. Nickel supply is dominated by Canada and the Commonwealth of Independent States (the “CIS”). Exports from the CIS have increased in recent years. The supply of nickel is also affected by current and previous price levels, which will influence investment decisions in new mines and smelters. It is not possible to predict the aggregate effect of all or any combination of these factors.

Palladium

The price of Palladium has fluctuated widely over the past several years. Because the Palladium supply is both limited and concentrated, any disruptions in the Palladium supply tend to have an exaggerated effect on the price of Palladium. Key factors that may influence prices are the policies and production and cost levels in the most important Palladium-producing countries, in particular, Russia, South Africa and Canada (which together account for over 80% of production), the size and availability of the Russian Palladium stockpiles, global supply and demand as well as the economic situation of the main consuming countries. The possibility of large-scale distress sales of Palladium in times of crises may also have a short-term negative impact on the price of Palladium and may adversely affect the value of the notes. For example, the 2008 financial crisis resulted in significantly depressed prices of Palladium largely due to forced sales and deleveraging from institutional investors such as hedge funds and pension funds. Crises in the future may impair Palladium’s price performance which may, in turn, have an adverse effect on the value of the notes. Palladium is used in a variety of industries, in particular the automotive industry. Demand for Palladium from the automotive industry, which uses Palladium as a catalytic converter, accounts for more than 50% of the industrial use of Palladium, and a renewed decline in the global automotive industry may impact the price of Palladium and affect the value of the notes. Palladium is also used in the electronics, dental and jewelry industries.

Platinum

Platinum prices are primarily affected by the global demand for and supply of platinum. However, since the platinum supply is very limited, any disruptions in platinum supply tend to have an exaggerated effect on the price of platinum. Key factors that may influence prices are the policies in or political stability of the most important producing countries, in particular, Russia and South Africa (which together account for over 90% of production), the size and availability of the Russian platinum stockpiles and the economic situation of the main consuming countries. Platinum is used in a variety of industries, primarily the automotive industry. Demand for platinum from the automotive industry, which uses platinum as a catalytic converter, accounts for approximately 80% of the industrial use of platinum. Platinum is also used in the chemical industry, the electronics industry and the dental industry. The primary non-industrial use of platinum is jewelry, which accounts for approximately 40% of the overall demand for platinum.

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Silver

The price of silver is primarily affected by global demand for and supply of silver. Silver prices can fluctuate widely and may be affected by numerous factors. These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events and production costs and disruptions in major silver producing countries such as the United Mexican States and the Republic of Peru. The demand for and supply of silver affect silver prices, but not necessarily in the same manner as supply and demand affect the prices of other commodities. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time-to-time, above-ground inventories of silver may also influence the market. The major end uses for silver include industrial applications, photography and jewelry and silverware. It is not possible to predict the aggregate effect of all or any combination of these factors.

Zinc

The price of zinc is primarily affected by the global demand for and supply of zinc, but is also influenced significantly from time to time by speculative actions and by currency exchange rates. Demand for zinc is significantly influenced by the level of global industrial economic activity. The galvanized steel industrial sector is particularly important to demand for zinc given that the use of zinc in the manufacture of galvanized steel accounts for a significant percentage of world-wide zinc demand. The galvanized steel sector is in turn heavily dependent on the automobile and construction sectors. Growth in the production of galvanized steel will drive zinc demand. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. The supply of zinc concentrate (the raw material) is dominated by Australia, North America and Latin America. The supply of zinc is also affected by current and previous price levels, which will influence investment decisions in new mines and smelters. Low prices for zinc in the early 1990s tended to discourage such investments. It is not possible to predict the aggregate effect of all or any combination of these factors.

The relevant exchange has no obligation to consider your interests.

The relevant exchange is responsible for calculating the official settlement price or fixing level, as applicable, for the Commodity. The relevant exchange may alter, discontinue or suspend calculation or dissemination of the official settlement price or fixing level, as applicable, for the Commodity. Any of these actions could adversely affect the value of the notes. The relevant exchange has no obligation to consider your interests in calculating or revising the official settlement price or fixing level, as applicable, for the Commodity.

Historical performance of the Underlying should not be taken as an indication of the future performance of the Underlying during the term of the notes.

The actual performance of the Underlying over the term of the notes, as well as the amount payable at maturity or upon early repurchase or redemption, may bear little relation to the historical performance of the Underlying. It is impossible to predict whether the Underlying Value will rise or fall.

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JPMorgan Chase & Co. employees holding the notes must comply with policies that limit their ability to trade the notes and may affect the value of their notes.

If you are an employee of JPMorgan Chase & Co. or one of its affiliates, you may acquire the notes only for investment purposes and you must comply with all of our internal policies and procedures. Because these policies and procedures limit the dates and times that you may transact in the notes, you may not be able to purchase any notes described in the relevant terms supplement from us and your ability to trade or sell any of those notes in the secondary market may be limited.

If the notes are linked to an index not described in this product supplement, a separate underlying supplement or the relevant terms supplement may provide additional risk factors relating to that index.

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Use of Proceeds and Hedging

Unless otherwise specified in the relevant terms supplement, the net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the notes. Unless otherwise specified in the relevant terms supplement, JPMS, as an agent and a FINRA member will receive a portion of the aggregate Investor Fee applicable to the notes.

Unless otherwise specified in the relevant terms supplement, the original issue price of the notes will include the estimated cost of hedging our obligations under the notes. The estimated cost of hedging includes the projected profit, which in no event will exceed 5% per note, that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or could result in a loss. See also “Use of Proceeds” in the accompanying prospectus. In addition, JPMS will be entitled to receive a portion of the Investor Fee to cover the ongoing payments related to the distribution of notes and for structuring and developing the economic terms of the notes.

We expect to enter into transactions to hedge our obligations under the notes through certain affiliates or unaffiliated counterparties. Such transactions may involve purchases or sales of the Commodity or the futures contracts underlying the Index (the “Index Components”), as applicable, or listed or over-the-counter options, futures or other instruments linked to the Commodity or the Index and/or the Index Components, as applicable, prior to or on the Inception Date. In addition, from time to time after we issue the notes, we may enter into additional hedging transactions or close out or unwind those hedging transactions previously entered into. Such hedging may be undertaken on a portfolio basis with respect to some or all of our and our affiliates’ exposure to specific commodities and/or commodity futures contracts (including exposure unrelated to the notes). By hedging on a portfolio basis, we may hedge our entire obligations, a portion of our obligations or none of our obligations, and the amount of our hedge may change at any time. In this regard, we may:

•	acquire or dispose of or otherwise repurchase long or short positions in the Commodity or some or all of the Index Components, as applicable;
•	acquire or dispose of long or short positions in listed or over-the-counter options, futures, or other instruments linked to the Commodity or some or all of the Index Components or the Index, as applicable;
•	acquire or dispose of long or short positions in listed or over-the-counter options, futures, or other instruments linked to the level of other similar market indices, contracts or commodities; or
•	engage in any combination of the above activities.

We or our affiliates may acquire a long or short position in securities similar to the notes from time to time and may, in our sole discretion, hold or resell those securities.

We may close out our hedge positions on or before the Final Valuation Date. That step may involve sales or purchases of the Commodity or the Index Components, as applicable, listed or over-the-counter options or futures on the Commodity or Index Components, as applicable, or listed or over-the-counter options, futures, or other instruments linked to the Underlying Value, as well as other indices designed to track the performance of the Commodity or the Index, as applicable.

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While we cannot predict an outcome, any of these hedging activities or other trading activities of ours could potentially increase the Underlying Value on the Inception Date and/or decrease the Underlying Value on any other Valuation Date, which could adversely affect your payment at maturity or upon early repurchase or redemption. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the notes declines. See “Risk Factors — We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our hedging and other trading activities” above.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. We may hedge our exposure on the notes directly or we may aggregate this exposure with other positions taken by us and our affiliates with respect to our exposure to the Commodity or one or more Index Components, as applicable. No note holder will have any rights or interest in our hedging activity or any positions we or any affiliated or unaffiliated counterparties may take in connection with our hedging activity.

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The Commodities

We have derived all information regarding the commodities contained in this product supplement, including, without limitation, their respective make-up and method of calculation, from publicly available information. Information related to the commodities that trade on the London Metal Exchange (the “LME”), the London Bullion Market Association (the “LBMA”) or the London Platinum and Palladium Market (“LPPM”) reflects the policies of, and is subject to change by, the LME, LBMA or the LPPM as applicable. We make no representation or warranty as to the accuracy or completeness of such information.

The notes may be linked to the performance of some or all of the following nine commodities (each a “Commodity,” and together, the “Commodities”) — Aluminum, Copper, Lead, Nickel and Zinc, which trade on the LME; Gold and Silver, which trade on the LBMA; and Palladium and Platinum, which trade on the LPPM.

Historical performance of the Commodities

We will provide historical price information on any Commodity in the relevant terms supplement. You should not take any of those historical prices or levels as an indication of future performance. Neither we nor any of our affiliates makes any representation to you as to the performance of any Commodity.

The London Metal Exchange

The LME was established in 1877 and is the principal metal exchange in the world on which contracts for delivery of copper, lead, zinc, aluminum and nickel are traded. In contrast to U.S. futures exchanges, the LME operates as a principals’ market for the trading of forward contracts, and is therefore more closely analogous to the over-the-counter physical commodity markets than futures markets. As a result, members of the LME trade with each other as principals and not as agents for customers, although such members may enter into offsetting “back-to-back” contracts with their customers. In addition, while futures exchanges permit trading to be conducted in contracts for monthly delivery in stated delivery months, historically LME contracts used to be established for delivery on any day (referred to as a “prompt date”) from one day to three months following the date of contract. Currently, LME contracts may be established for monthly delivery up to 15, 27 and 63 months forward (depending on the commodity). Further, because it is a principals’ forward market, there are no price limits applicable to LME contracts, and prices could decline without limitation over a period of time. Trading is conducted on the basis of warrants that cover physical material held in listed warehouses.

The LME is not a cash-cleared market. Both interoffice and floor trading are cleared and guaranteed by a system run by the London Clearing House, whose role is to act as a central counterparty to trades executed between clearing members and thereby reduce risk and settlements costs. The LME is subject to regulation by the Securities and Investments Board.

The bulk of trading on the LME is transacted through inter-office dealing which allows the LME to operate as a 24-hour market. Trading on the floor takes place in two sessions daily, from 11:40 a.m. to 1:10 p.m. and from 2:55 to 4:15 p.m., London time. The two sessions are each broken down into two rings made up of five minutes’ trading in each contract. After the second ring of the first session the official prices for the day are announced. Contracts may be settled by offset or delivery and can be cleared in U.S. dollars, pounds sterling, Japanese yen and euros. Prices are quoted in U.S. dollars.

Copper has traded on the LME since its establishment. The Copper Contract was upgraded to High Grade Copper in November 1981 and again to today’s Grade-A Contract which began trading in June 1986. Lead and zinc were officially introduced in 1920. Zinc has undergone a number of upgrades, most recently with the introduction of the special high grade contract in June 1986. Primary Aluminum

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was introduced as a 99.5% contract in December 1978 and today’s High Grade Primary Aluminum Contract began trading in August 1987. Nickel joined the exchange the year after aluminum, in April 1979. The LME share (by weight) of world terminal market trading is over 90% of all copper and virtually all aluminum, lead, nickel and zinc.

The London Bullion Market Association

The London Gold Bullion Market

The London gold bullion market is the principal global clearing center for over-the-counter gold bullion transactions, including transactions in spot, forward and options contracts, together with exchange-traded futures and options and other derivatives. The principal representative body of the London gold bullion market is the LBMA. The LBMA, which was formally incorporated in 1987, is a self-regulatory association currently comprised of 60 members, of which nine are market-making members, plus a number of associate members around the world.

Twice daily during London trading hours, at 10:30 a.m. and 3:00 p.m., there is a “fixing” which provides reference gold prices for that day’s trading. Formal participation in the London gold fixing is traditionally limited to five market-making members of the LBMA.

Clients place orders with the dealing rooms of fixing members, who net all orders before communicating their interest to their representatives at the fixing. Orders may be changed at any time during these proceedings. Prices are adjusted to reflect whether there are more buyers or sellers at a given price until supply and demand are balanced, at which time the price is declared fixed. All fixing orders are then fulfilled at this price, which is communicated to the market through various media. There are no price limits applicable to LBMA contracts and, consequently, prices could decline without limitation over a period of time.

The London Silver Market

The London silver market is the principal global clearing center for over-the-counter silver transactions, including transactions in spot, forward and options contracts, together with exchange-traded futures and options and other derivatives. The principal representative body of the London silver market is the LBMA.

At noon on each business day, there is a “fixing” which provides reference silver prices for that day’s trading. Formal participation in the London silver fixing is traditionally limited to three market-making members of the LBMA.

Clients place orders with the dealing rooms of three market-making members, who net all orders before communicating their interest to their representative at the silver fixing meeting. Orders may be changed at any time during these proceedings. The silver price is adjusted to reflect whether there are more buyers or sellers at a given price until supply and demand are balanced. If the prices do not match, the same procedures are followed again at higher or lower prices, at which time the price is declared fixed. All fixing orders are then fulfilled at this price, which is communicated to the market through various media. The London Silver Fix Price is the most widely used benchmark for daily silver prices.

The official afternoon gold fixing level in U.S. dollars per troy ounce and the official silver fixing level in U.S. dollars per troy ounce are available on the LBMA website at www.lbma.org.uk. We make no representation or warranty as to the accuracy or completeness of the information obtained from the LBMA website. No information contained on the LBMA website is incorporated by reference in this product supplement.

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The London Platinum and Palladium Market

The London platinum market is the principal global clearing center for over-the-counter platinum transactions, including transactions in spot and forward contracts. The London palladium market is the principal global clearing center for over-the-counter platinum transactions, including transactions in spot and forward contracts. The principal representative body of the London platinum market and the London palladium market is the LPPM.

At 9:45 a.m. and at 2:00 p.m. on each business day, there is a “fixing” which provides reference platinum and palladium prices for that day’s trading.

Clients place orders with the dealing rooms of LPPM members, who net all orders before communicating their interest to their representative at the platinum fixing telephonic meeting or the palladium fixing telephonic meeting, as applicable. Orders may be changed at any time during these proceedings. The platinum price and the palladium price are adjusted to reflect whether there are more buyers or sellers at a given price until supply and demand are balanced. If the prices do not match, the same procedures are followed again at higher or lower prices, at which time the price is declared fixed. All fixing orders are then fulfilled at this price, which is communicated to the market through various media. The London Platinum Fix Price is the most widely used benchmark for daily platinum prices.

The afternoon platinum fixing level in U.S. dollars per troy ounce and the afternoon palladium fixing level in U.S. dollars per troy ounce are available on the LPPM website at www.lppm.org.uk. We make no representation or warranty as to the accuracy or completeness of the information obtained from the LPPM website. No information contained on the LPPM website is incorporated by reference in this product supplement.

Disclaimer

The notes are not sponsored, endorsed, sold or promoted by the LME, LBMA or the LPPM. The LME, LBMA and the LPPM make no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly. The LME, LBMA and the LPPM have no obligation to take the needs of JPMorgan Chase & Co. or the holders of the notes into consideration in determining or implementing its business practices. The LME, LBMA and the LPPM are not responsible for and have not participated in the determination of the timing, price or quantity of the notes to be issued or in the determination or calculation of the amount due at maturity of the notes. The LME, LBMA and the LPPM have no obligation or liability in connection with the administration, marketing or trading of the notes.

THE LME, LBMA AND THE LPPM DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE PRICES OF THE COMMODITIES WHICH ARE TRADED ON THE LME, LBMA OR THE LPPM AND THE LME, LBMA AND THE LPPM SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREOF. THE LME, LBMA AND THE LPPM MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO., HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE PRICES OF THE COMMODITIES WHICH ARE TRADED ON THE LME, LBMA OR THE LPPM. THE LME, LBMA AND THE LPPM MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE PRICES OF THE COMMODITIES WHICH ARE TRADED ON THE LME, LBMA OR THE LPPM. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE LME, LBMA AND THE LPPM HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THIS TRANSACTION IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE LME, LBMA OR THE LPPM AND THE LME, LBMA AND THE LPPM MAKE NO REPRESENTATION REGARDING THE ADVISABILITY OF PURCHASING ANY OF THE NOTES.

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The DJ-UBS Commodity Indices

General

We have derived all information contained in this product supplement regarding the Dow Jones-UBS Commodity IndexSM, its single-commodity sub-indices or the forward-month version of Dow Jones-UBS Commodity IndexSM or its single-commodity sub-indices (each a “DJ-UBS Commodity Index” and collectively, the “DJ-UBS Commodity Indices”), including, without limitation, their make-up, methods of calculation and changes in their components from (i) publicly available sources and (ii) a summary of the Dow Jones-UBS Commodity IndexSM Handbook (a document that is considered proprietary to UBS Securities LLC (“UBS”) and CME Group Index Services LLC (“CME Indexes”) and is available to those persons who enter into a license agreement available at www.djindexes.com/ubs/index.cfm?go=handbook). Such information reflects the policies of, and is subject to change by, UBS and CME Indexes. We have not independently verified this information. You, as an investor in the notes, should make your own investigation into the DJ-UBS Commodity Indices, UBS and CME Indexes. UBS and CME Indexes are not involved in the offer of the notes in any way and have no obligation to consider your interests as a holder of the notes. UBS and CME Indexes have no obligation to continue to publish the DJ-UBS Commodity Indices, and may discontinue publication of the DJ-UBS Commodity Indices at any time in their sole discretion. Information contained in the Dow Jones website is not incorporated by reference in, and should not be considered a part of, this product supplement or any terms supplement.

In May 2009, UBS completed its acquisition of the commodity index business of AIG Financial Products Corp. (“AIG-FP”), including AIG-FP’s rights to the Dow Jones — AIG Commodity IndexSM, its single-commodity sub-indices and the forward-month versions of Dow Jones — AIG Commodity IndexSM and its single-commodity sub-indices. The Dow Jones — AIG Commodity IndexSM was rebranded as “Dow Jones-UBS Commodity IndexSM” and the related indices were similarly rebranded. In addition, UBS and Dow Jones & Company, Inc. (“Dow Jones”) entered into an agreement to jointly market the DJ-UBS Commodity Indices. Dow Jones subsequently assigned all its interest in the joint marketing agreement to CME Indexes.

On November 4, 2011, The McGraw-Hill Companies, Inc. (“McGraw-Hill”), the owner of the S&P Indices business, and CME Group Inc. (“CME Group”), the 90% owner of CME Indices, announced a new joint venture, S&P/Dow Jones Indices, which will own the S&P Indices business and the Dow Jones Indexes business. The ownership of the DJ-UBS Commodity Indices may change as a result. McGraw-Hill and CME Group expect the S&P/Dow Jones Indices to be operational in the first half of 2012, subject to regulatory approval and other conditions.

Overview

The Dow Jones-UBS Commodity IndexSM was introduced in July of 1998 to provide a unique, diversified, economically rational and liquid benchmark for commodities as an asset class. The Dow Jones-UBS Commodity IndexSM currently is composed of the prices of nineteen exchange-traded futures contracts on physical commodities. A futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. For a general description of the commodity futures markets, please see “— The Commodity Futures Markets” below. The commodities included in the Dow Jones-UBS Commodity IndexSM for 2012 are as follows: aluminum, coffee, copper, corn, cotton, crude oil, unleaded gasoline, gold, heating oil, lean hogs, live cattle, natural gas, nickel, silver, soybean oil, soybeans, sugar, wheat and zinc. Futures contracts and options on futures contracts on the Dow Jones-UBS Commodity IndexSM are currently listed for trading on the Chicago Board of Trade (“CBOT”), New York Board of Trade (“NYBOT”), Commodities Exchange division of the New York Mercantile Exchange (“COMEX”), New York Mercantile Exchange (“NYMEX”), London Metals Exchange (“LME”) and ICE Futures Europe.

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The Dow Jones-UBS Commodity IndexSM is a proprietary index that AIG International, Inc. developed and that UBS and CME calculate. The methodology for determining the composition and weighting of the Dow Jones-UBS Commodity IndexSM and for calculating its value is subject to modification by UBS and CME Indexes at any time.

The Dow Jones-UBS Commodity IndexSM is composed of exchange-traded futures contracts on physical commodities and is designed to be a highly liquid and diversified benchmark for commodities as an asset class. Its component weightings are determined primarily based on liquidity data, which is the relative amount of trading activity of a particular commodity. The Dow Jones-UBS Commodity IndexSM is published by Bloomberg L.P. under the ticker symbols “DJUBS” for the excess return version and “DJUBSTR” for the total return version.

The single-commodity sub-indices of the Dow Jones-UBS Commodity IndexSM follow the methodology of the Dow Jones-UBS Commodity IndexSM, except that the calculation of each single-commodity sub-index utilizes the prices of the relevant futures contracts (listed under “— Designated Contracts for Each Commodity”) and the relevant Commodity Index Multiplier (determined as described under “— Commodity Index Multipliers”). The single-commodity sub-indices of the Dow Jones-UBS Commodity IndexSM are published by Bloomberg L.P. If the notes are linked to a single-commodity sub-index of the Dow Jones-UBS Commodity IndexSM, the ticker symbol will be provided in the relevant terms supplement.

UBS and CME Indexes also publish forward-month versions of the Dow Jones-UBS Commodity IndexSM and its single-commodity sub-indices that trades longer-dated commodity futures contracts. The Dow Jones-UBS Commodity Index 3 Month ForwardSM follows the methodology of the Dow Jones-UBS Commodity IndexSM, except that the futures contracts used for calculating the Dow Jones-UBS Commodity Index 3 Month ForwardSM are advanced, as compared to the Dow Jones-UBS Commodity IndexSM, such that the delivery months for the reference contracts are later than those of the corresponding reference contracts used for the Dow Jones-UBS Commodity IndexSM. The Dow Jones-UBS Commodity Index 3 Month ForwardSM is published by Bloomberg L.P. under the ticker symbols “DJUBSF3” for the excess return version and “DJUBSF3T” for the total return version.

The forward-month single-commodity sub-indices of the Dow Jones-UBS Commodity IndexSM follow the methodology of the Dow Jones-UBS Commodity IndexSM, except that the calculation of each forward-month single-commodity sub-index utilizes the prices of the relevant futures contracts (as listed under “— Designated Contracts for Each Commodity”) and the relevant Commodity Index Multiplier (determined as described under “— Commodity Index Multipliers”). In addition, the futures contracts used for calculating the forward-month single-commodity sub-indices are advanced, as compared to the futures contracts included in the Dow Jones-UBS Commodity IndexSM, such that the delivery months for the reference contracts are later than those of the corresponding reference contracts used for the single-commodity sub-indices. The forward-month single-commodity sub-indices of the Dow Jones-UBS Commodity IndexSM are published by Bloomberg L.P. If the notes are linked to a forward-month single-commodity sub-index of the Dow Jones-UBS Commodity IndexSM, the ticker symbol will be provided in the relevant terms supplement.

UBS and CME Indexes publish both a total return version and excess return version of each of the DJ-UBS Commodity Indices. The total return version of each DJ-UBS Commodity Index reflects the returns on a fully collateralized investment in the excess return version of such DJ-UBS Commodity Index. Accordingly, the total return version of each DJ-UBS Commodity Index combines the returns of the relevant excess return version with returns on cash collateral invested in Treasury Bills. The cash collateral returns are calculated using the most recent weekly auction high rate for 3 Month U.S. Treasury Bills, as reported on the website www.publicdebt.treas.gov/AI/OFBills under the column heading “Discount Rate %,” published by the Bureau of the Public Debt of the U.S. Treasury (or any successor source). Information contained in the Bureau of the Public Debt of the U.S. Treasury website is not incorporated by reference in, and should not be considered a part of, this product supplement or any terms supplement. Weekly auction high rates are generally published once each week on Monday. The notes may be linked to the excess return or the total return version of the DJ-UBS Commodity Indices.

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UBS and its affiliates actively trade futures contracts and options on futures contracts on the commodities that underlie the Dow Jones-UBS Commodity IndexSM, as well as commodities, including commodities included in the Dow Jones-UBS Commodity IndexSM. For information about how this trading may affect the value of the DJ-UBS Commodity Indices, see “Risk Factors — For notes linked to a DJ-UBS Commodity Index, trading and other transactions by UBS and its affiliates in the futures contracts constituting the DJ-UBS Commodity Indices and the underlying commodities may affect the level of the DJ-UBS Commodity Indices.”

The Dow Jones-UBS Commodity Index Supervisory and Advisory Committees

UBS and CME Indexes have established the Dow Jones-UBS Commodity Index Supervisory Committee (the “Supervisory Committee”) and the Dow Jones-UBS Commodity Index Advisory Committee (the “Advisory Committee”) to assist them in connection with the operation of the Dow Jones-UBS Commodity IndexSM. The Supervisory Committee is comprised of three members, two of whom are appointed by UBS and one of whom is appointed by CME Indexes, and makes all final decisions related to the Dow Jones-UBS Commodity IndexSM, with advice and recommendations from the Advisory Committee. The Advisory Committee includes six to twelve members drawn from the financial and academic communities. Both the Supervisory and Advisory Committees meet annually to consider any changes to be made to the Dow Jones-UBS Commodity IndexSM for the coming year. These committees may also meet at such other times as may be necessary.

Four Main Principles Guiding the Creation of the Dow Jones-UBS Commodity IndexSM

The Dow Jones-UBS Commodity IndexSM was created using the following four main principles:

•	ECONOMIC SIGNIFICANCE. A commodity index should fairly represent the importance of a diversified group of commodities to the world economy. To achieve a fair representation, the Dow Jones-UBS Commodity IndexSM uses both liquidity data and dollar-weighted production data in determining the relative quantities of included commodities. The Dow Jones-UBS Commodity IndexSM primarily relies on liquidity data, or the relative amount of trading activity of a particular commodity, as an important indicator of the value placed on that commodity by financial and physical market participants. The Dow Jones-UBS Commodity IndexSM also relies on production data as a useful measure of the importance of a commodity to the world economy. Production data alone, however, may underestimate the economic significance of storable commodities (e.g., gold) relative to non-storable commodities (e.g., live cattle). Production data alone also may underestimate the investment value that financial market participants place on certain commodities, and/or the amount of commercial activity that is centered around various commodities. Accordingly, production statistics alone do not necessarily provide as accurate a blueprint of economic importance as the markets themselves. The Dow Jones-UBS Commodity IndexSM thus relies on data that is both endogenous to the futures market (liquidity) and exogenous to the futures market (production) in determining relative weightings.
•	DIVERSIFICATION. A second major goal of the Dow Jones-UBS Commodity IndexSM is to provide diversified exposure to commodities as an asset class. Disproportionate weighting of any particular commodity or sector increases volatility and negates the concept of a broad-based commodity index. Instead of diversified commodities exposure, the investor is unduly subjected to micro-economic shocks in one commodity or sector. As described further below, diversification rules have been established and are applied annually. Additionally, the Dow Jones-UBS Commodity IndexSM is re-balanced annually on a price-percentage basis in order to maintain diversified commodities exposure over time.
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•	CONTINUITY. The third goal of the Dow Jones-UBS Commodity IndexSM is to be responsive to the changing nature of commodity markets in a manner that does not completely reshape the character of the Dow Jones-UBS Commodity IndexSM from year to year. The Dow Jones-UBS Commodity IndexSM is intended to provide a stable benchmark so that end-users may be reasonably confident that historical performance data (including such diverse measures as correlation, spot yield, roll yield and volatility) is based on a structure that bears some resemblance to both the current and future composition of the Dow Jones-UBS Commodity IndexSM.
•	LIQUIDITY. Another goal of the Dow Jones-UBS Commodity IndexSM is to provide a highly liquid index. The explicit inclusion of liquidity as a weighting factor helps to ensure that the Dow Jones-UBS Commodity IndexSM can accommodate substantial investment flows. The liquidity of an index affects transaction costs associated with current investments. It also may affect the reliability of historical price performance data.

These four principles represent goals of the Dow Jones-UBS Commodity IndexSM and its creators, and there can be no assurance that these goals will be reached by either UBS or CME Indexes.

Composition of the Dow Jones-UBS Commodity IndexSM — Commodities Available for Inclusion

A number of commodities have been selected which are believed to be sufficiently significant to the world economy to merit consideration for inclusion in the Dow Jones-UBS Commodity IndexSM and that are tradeable through a qualifying related futures contract. With the exception of several metals contracts (aluminum, lead, tin, nickel and zinc) that trade on the London Metal Exchange (“LME”), each of the potential commodities is the subject of a futures contract that trades on a U.S. exchange.

As of the date of this product supplement, the 23 commodities available for inclusion in the Dow Jones-UBS Commodity IndexSM were aluminum, cocoa, coffee, copper, corn, cotton, crude oil, gold, heating oil, lead, lean hogs, live cattle, natural gas, nickel, platinum, silver, soybean oil, soybeans, sugar, tin, unleaded gasoline, wheat and zinc.

The 19 Dow Jones-UBS Commodities for 2012 are as follows: aluminum, coffee, copper, corn, cotton, crude oil, gold, heating oil, lean hogs, live cattle, natural gas, nickel, silver, soybean oil, soybeans, sugar, unleaded gasoline, wheat and zinc.

Designated Contracts for Each Commodity

A futures contract known as a Designated Contract is selected by UBS for each commodity available for inclusion in the Dow Jones-UBS Commodity IndexSM. UBS may select more than one Designated Contract for certain commodities or may select Designated Contracts that are traded outside of the United States or in currencies other than the U.S. Dollar in light of the principles of Index design set out in “— Four Main Principles Guiding the Creation of the Dow Jones-UBS Commodity IndexSM” above. Additionally, in the event that changes in regulations concerning position limits materially affect the ability of market participants to replicate the Dow Jones-UBS Commodity IndexSM in the underlying futures markets, it may become appropriate to include multiple Designated Contracts for one or more commodities in order to enhance liquidity.

Historically, through and including the composition of the Dow Jones-UBS Commodity IndexSM for 2011, UBS has chosen as the Designated Contract for each Commodity one contract that is traded in North America and denominated in U.S. dollars (with the exception of several LME contracts). Beginning with the composition of the Dow Jones-UBS Commodity IndexSM for 2012, UBS has added the Brent crude contract listed below as an additional Designated Contract with respect to the crude oil component.

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The termination or replacement of a futures contract on an established exchange occurs infrequently; if a Designated Contract were to be terminated or replaced, a comparable futures contract, if available, would be selected to replace that Designated Contract. The Supervisory Committee may, however, terminate, replace or otherwise change a Designated Contract, or make other changes to the Dow Jones-UBS Commodity IndexSM, pursuant to special meetings. Please see “Risk Factors — S&P or UBS and CME Indexes may be required to replace a contract underlying a S&P GSCI Index or a DJ-UBS Commodity Index, if the existing futures contract is terminated or replaced.”

The Designated Contracts for the 2012 Dow Jones-UBS Commodities are set forth below.

Dow Jones-UBS Commodity IndexSM Breakdown by Commodity

Commodity	Designated Contract	Exchange	Units	Price quote
Aluminum	High Grade Primary Aluminum	LME	25 tonnes	$/tonne
Coffee	Coffee “C”	NYBOT*	37,500 lbs	cents/ pound
Copper**	Copper	COMEX***	25,000 lbs	cents/ pound
Corn	Corn	CBOT	5,000 bushels	cents/ bushel
Cotton	Cotton	NYBOT	50,000 lbs	cents/ pound
Crude Oil	WTI (West Texas Intermediate) Crude Oil	NYMEX	1,000 barrels	$/barrel
Crude Oil	Brent Crude Oil	ICE Futures Europe	1,000 barrels	$/barrel
Gold	Gold	COMEX	100 troy oz.	$/troy oz.
Heating Oil	Heating Oil	NYMEX	42,000 gallons	cents/ gallon
Live Cattle	Live Cattle	CME^	40,000 lbs	cents/ pound
Lean Hogs	Lean Hogs	CME^	40,000 lbs	cents/ pound
Natural Gas	Henry Hub Natural Gas	NYMEX	10,000 mmbtu	$/mmbtu
Nickel	Primary Nickel	LME	6 tonnes	$/tonne
Silver	Silver	COMEX	5,000 troy oz.	$/troy oz.
Soybeans	Soybeans	CBOT	5,000 bushels	cents/ bushel
Soybean Oil	Soybean Oil	CBOT	60,000 lbs	cents/ pound
Sugar	World Sugar No. 11	NYBOT	112,000 lbs	cents/ pound
Unleaded Gasoline	Reformulated Gasoline	NYMEX	42,000 gal	cents/gallon

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Commodity	Designated Contract	Exchange	Units	Price quote
(RBOB)	Blendstock for Oxygen Blending†
Wheat	Wheat	CBOT	5,000 bushels	cents/ bushel
Zinc	Special High Grade Zinc	LME	25 tonnes	$/tonne

*	The New York Board of Trade (“NYBOT”) located in New York City.
**	The Dow Jones-UBS Commodity IndexSM uses the High Grade Copper Contract traded on the COMEX division of the New York Mercantile Exchange for copper contract prices and LME volume data in determining the weighting for the Dow Jones-UBS Commodity IndexSM.
***	The New York Commodities Exchange (“COMEX”) located in New York City.
^	The Chicago Mercantile Exchange (“CME”) located in Chicago, Illinois.
†	Represents a replacement of the New York Harbor Unleaded Gasoline contract. This replacement occurred during the regularly scheduled roll of futures contracts comprising the Dow Jones-UBS Commodity IndexSM in April 2006.

In addition to the commodities set forth in the above table, cocoa, lead, platinum and tin also are considered annually for inclusion in the Dow Jones-UBS Commodity IndexSM.

Commodity Groups

For purposes of applying the diversification rules discussed above and below, the commodities available for inclusion in the Dow Jones-UBS Commodity IndexSM are assigned to Commodity Groups. The Commodity Groups, and the commodities currently included in each Commodity Group, are as follows:

Commodity Group:	Commodities:	Commodity Group:	Commodities:
Energy	Crude Oil Heating Oil Natural Gas Unleaded Gasoline (RBOB)	Livestock	Lean Hogs Live Cattle
Precious Metals	Gold Silver Platinum	Grains	Corn Soybeans Soybean Oil Wheat
Industrial Metals	Aluminum Copper Lead Nickel Tin Zinc	Softs	Cocoa Coffee Cotton Sugar

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Dow Jones-UBS Commodity IndexSM Breakdown by Commodity Group

The Commodity Group Breakdown set forth below is based on the weightings and composition of the Dow Jones-UBS Commodity IndexSM set forth under “The Dow Jones-UBS Commodity IndexSM 2012 Commodity Index Percentages” below.

Energy	32.63%
Precious Metals	12.56%
Industrial Metals	18.64%
Livestock	5.75%
Grains	22.09%
Softs	8.33%

Annual Reweightings and Rebalancings of The Dow Jones-UBS Commodity IndexSM

The Dow Jones-UBS Commodity IndexSM is reweighted and rebalanced each year in January on a price-percentage basis. The annual weightings for the Dow Jones-UBS Commodity IndexSM are determined each year in the third or fourth quarter by UBS under the supervision of the Supervisory Committee following advice from the Advisory Committee and are published as promptly as practicable following the calculation. The annual weightings for the next calendar year are implemented the following January.

For example, the composition of the Dow Jones-UBS Commodity IndexSM for 2012 was approved by the Dow Jones-UBS Index Oversight Committee in October of 2010 and published on October 11, 2011. The January 2012 reweighting and rebalancing was based on the following percentages:

The Dow Jones-UBS Commodity IndexSM 2012 Commodity Index Percentages

Commodity	Weighting
Crude Oil	15.000000%
WTI Crude Oil: 9.687164%
Brent Crude Oil: 5.312836%
Natural Gas	10.765109%
Gold	9.793633%
Soybeans	7.084197%
Copper	7.063949%
Corn	6.670520%
Aluminum	5.876747%
Wheat	4.961809%
Sugar	3.758390%
Live Cattle	3.634988%
Heating Oil	3.459529%
Unleaded Gasoline	3.405982%

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Commodity	Weighting

Soybean Oil	3.372386%
Zinc	3.118735%
Silver	2.769133%
Nickel	2.579840%
Coffee	2.572395%
Lean Hogs	2.112660%
Cotton	2.000000%

Information concerning the Dow Jones-UBS Commodity IndexSM, including weightings and composition, may be obtained at the Dow Jones web site. Information contained in the Dow Jones web site is not incorporated by reference in, and should not be considered part of, this product supplement or any terms supplement.

Determination of Relative Weightings

The relative weightings of the Dow Jones-UBS Commodities are determined annually according to both liquidity and dollar-adjusted production data in 2/3 and 1/3 shares, respectively. Each June, for each commodity designated for potential inclusion in the Dow Jones-UBS Commodity IndexSM, liquidity is measured by the Commodity Liquidity Percentage (“CLP”) and production by the Commodity Production Percentage (“CPP”). The CLP for each commodity is determined by taking a five-year average of the product of trading volume and the historical dollar value of the Designated Contract for that commodity, and dividing the result by the sum of such products for all commodities which were designated for potential inclusion in the Dow Jones-UBS Commodity IndexSM. The CPP is determined for each commodity by taking a five-year average of annual world production figures, adjusted by the historical dollar value of the Designated Contract, and dividing the result by the sum of such production figures for all the commodities which were designated for potential inclusion in the Dow Jones-UBS Commodity IndexSM. The CLP and the CPP are then combined (using a ratio of 2:1) to establish the Commodity Index Percentage (“CIP”) for each commodity. This CIP is then adjusted in accordance with certain diversification rules in order to determine the commodities which will be included in the Dow Jones-UBS Commodity IndexSM (the “Dow Jones-UBS Commodities”) and their respective percentage weights.

Diversification Rules

The Dow Jones-UBS Commodity IndexSM is designed to provide diversified exposure to commodities as an asset class. To ensure that no single commodity or commodity sector dominates the Dow Jones-UBS Commodity IndexSM, the following diversification rules are applied to the annual reweighting and rebalancing of the Dow Jones-UBS Commodity IndexSM as of January of each year:

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•	No single commodity (e.g., natural gas or silver) may constitute more than 15% of the Dow Jones-UBS Commodity IndexSM.
•	No single commodity, together with its derivatives (e.g., crude oil, together with heating oil and unleaded gasoline), may constitute more than 25% of the Dow Jones-UBS Commodity IndexSM.
•	No related group of commodities designated as a “Commodity Group” (e.g., energy, precious metals, livestock or grains) may constitute more than 33% of the Dow Jones-UBS Commodity IndexSM.
•	No single commodity included in the Dow Jones-UBS Commodity IndexSM may constitute less than 2% of the Dow Jones-UBS Commodity IndexSM.

Following the annual reweighting and rebalancing of the Dow Jones-UBS Commodity IndexSM in January, the percentage of any commodity included in The Dow Jones-UBS Commodity IndexSM (the “Index Commodity”) or Commodity Group at any time prior to the next reweighting or rebalancing will fluctuate and may exceed or be less than the percentages established in January.

Commodity Index Multipliers

Following application of the diversification rules discussed above, CIPs are incorporated into the Dow Jones-UBS Commodity IndexSM by calculating the new unit weights for each Index Commodity. Near the beginning of each new calendar year, the CIPs, along with the settlement prices determined on that date for Designated Contracts included in the Dow Jones-UBS Commodity IndexSM, are used to determine a Commodity Index Multiplier (“CIM”) for each Index Commodity. This CIM is used to achieve the percentage weightings of the Dow Jones-UBS Commodities, in dollar terms, indicated by their respective CIPs. After the CIMs are calculated, they remain fixed throughout the year. As a result, the observed price percentage of each Index Commodity will float throughout the year, until the CIMs are reset the following year based on new CIPs.

Calculations

The price return version of the Dow Jones-UBS Commodity IndexSM is calculated by Dow Jones, in conjunction with UBS, by applying the impact of the changes to the futures prices of commodities included in the Dow Jones-UBS Commodity IndexSM (based on their relative weightings). Once the CIMs are determined as discussed above, the calculation of the price return version of the Dow Jones-UBS Commodity IndexSM is a mathematical process whereby the CIMs for the Dow Jones-UBS Commodities are multiplied by the prices in U.S. dollars for the applicable Designated Contracts. These products are then summed. The percentage change in this sum is then applied to the prior Dow Jones-UBS Commodity IndexSM price return level to calculate the new Dow Jones-UBS Commodity IndexSM price return level.

The total return version of the Dow Jones-UBS Commodity IndexSM is calculated by Dow Jones, in conjunction with UBS, by applying the impact of the changes in the level of the price return version of the Dow Jones-UBS Commodity IndexSM and adding interest that could be earned on funds committed to the trading of the underlying futures contracts. Once the level of the price return version of the Dow Jones-UBS Commodity IndexSM is determined as discussed above, the daily return on a 3-month T-bill is added to the percentage change in the price return version of the Dow Jones-UBS Commodity IndexSM (as compared with the prior Dow Jones-UBS Commodity IndexSM price return level) to obtain the total return. The total return is then applied to the prior Dow Jones-UBS Commodity IndexSM total return level to calculate the new Dow Jones-UBS Commodity IndexSM total return level.

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Dissemination and Publication

Dow Jones disseminates the Dow Jones-UBS Commodity IndexSM level approximately every fifteen (15) seconds (assuming the Dow Jones-UBS Commodity IndexSM level has changed within such fifteen-second interval) from 8:00 a.m. to 3:30 p.m. (New York time), and publishes the final Dow Jones-UBS Commodity IndexSM level for each DJ-UBS Business Day at approximately 4:00 p.m. (New York time) on each such day. Dow Jones-UBS Commodity IndexSM levels can also be obtained from the official websites of both UBS and Dow Jones Indexes and are also published in The Wall Street Journal.

A “DJ-UBS Business Day” is a day on which the sum of the Commodity Index Percentages (as defined below in “Annual Reweightings and Rebalancings of the Dow Jones-UBS Commodity IndexSM”) for the Dow Jones-UBS Commodities that are open for trading is greater than 50%. For example, based on the weighting of the Dow Jones-UBS Commodities for 2012, if the CBOT, the NYMEX and the LME are each closed for trading on the same day, a DJ-UBS Business Day will not exist.

The Dow Jones-UBS Commodity IndexSM Is a Rolling Index

The Dow Jones-UBS Commodity IndexSM is composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for the delivery of the underlying commodity. In order to avoid delivering the underlying physical commodities and to maintain exposure to the underlying physical commodities, periodically futures contracts on physical commodities specifying delivery on a nearby date must be sold and futures contracts on physical commodities that have not yet reached the delivery period must be purchased. The rollover for each contract occurs over a period of five DJ-UBS Business Days each month according to a pre-determined schedule. This process is known as “rolling” a futures position. The Dow Jones-UBS Commodity IndexSM is a “rolling index.”

Dow Jones-UBS Commodity IndexSM Calculation Disruption Events

From time to time, disruptions can occur in trading futures contracts on various commodity exchanges. The daily calculation of the Dow Jones-UBS Commodity IndexSM will be adjusted in the event that UBS determines that any of the following index calculation disruption events exists:

(a) the termination or suspension of, or material limitation or disruption in the trading of any futures contract used in the calculation of the Dow Jones-UBS Commodity IndexSM on that day;

(b) the settlement price of any futures contract used in the calculation of the Dow Jones-UBS Commodity IndexSM reflects the maximum permitted price change from the previous day’s settlement price;

(c) the failure of an exchange to publish official settlement prices for any futures contract used in the calculation of the Dow Jones-UBS Commodity IndexSM; or

(d) with respect to any futures contract used in the calculation of the Dow Jones-UBS Commodity IndexSM that trades on the LME, a business day on which the LME is not open for trading.

License Agreement

The DJ-UBS Commodity Indices are joint products of Dow Jones Indexes, a licensed trademark of CME Indexes, and UBS Securities, and have been licensed for use in connection with certain products, including the notes. “Dow Jones®,” “DJ,” “Dow Jones Indexes,” “UBS,” “Dow Jones-UBS Commodity IndexSM,” and “DJ-UBSCISM” are service marks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be, have been licensed to CME Indexes and have been sublicensed for use for certain purposes by JPMorgan Chase & Co.

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The notes are not sponsored, endorsed, sold or promoted by Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the notes or any member of the public regarding the advisability of investing in securities or commodities generally or in the notes particularly. The only relationship of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates to JPMorgan Chase & Co. in connection with the notes is the licensing of certain trademarks, trade names and service marks and of the DJ-UBS Commodity Indices, which are determined, composed and calculated by CME Indexes in conjunction with UBS Securities without regard to JPMorgan Chase & Co. or the notes. Dow Jones, UBS Securities and CME Indexes have no obligation to take the needs of JPMorgan Chase & Co. or the owners of the notes into consideration in determining, composing or calculating the DJ-UBS Commodity Indices. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates shall have any obligation or liability, including, without limitation, to notes customers, in connection with the administration, marketing or trading of the notes. Notwithstanding the foregoing, UBS AG, UBS Securities, CME Group Inc. and their respective subsidiaries and affiliates may independently issue and/or sponsor financial products unrelated to the notes currently being issued by JPMorgan Chase & Co., but which may be similar to and competitive with the notes. In addition, UBS AG, UBS Securities, CME Group Inc. and their subsidiaries and affiliates actively trade commodities, commodity indices and commodity futures (including the DJ-UBS Commodity Indices), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indices and commodity futures. It is possible that this trading activity will affect the value of the DJ-UBS Commodity Indices and the notes.

This product supplement and the relevant terms supplement relates only to the notes and does not relate to the exchange-traded physical commodities underlying any of the Dow Jones-UBS Commodity IndexSM components. Purchasers of the notes should not conclude that the inclusion of a futures contract in the Dow Jones-UBS Commodity IndexSM is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates. The information in this product supplement regarding the Dow Jones-UBS Commodity IndexSM components has been derived solely from publicly available documents. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates has made any due diligence inquiries with respect to the Dow Jones-UBS Commodity IndexSM components in connection with the notes. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates makes any representation that these publicly available documents or any other publicly available information regarding the Dow Jones-UBS Commodity IndexSM components, including without limitation a description of factors that affect the prices of such components, are accurate or complete.

NONE OF DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES-UBS COMMODITY INDICES OR ANY DATA RELATED THERETO AND NONE OF DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. NONE OF DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO., OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES-UBS COMMODITY INDICES OR ANY DATA RELATED THERETO. NONE OF DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES-UBS COMMODITY INDICES OR ANY

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DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG UBS SECURITIES, CME INDEXES AND JPMORGAN CHASE & CO., OTHER THAN UBS AG AND THE LICENSORS OF CME INDEXES.

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The S&P GSCI Indices

We have derived all information contained in this product supplement regarding the S&P GSCI Indices (as defined below), including, without limitation, their make-up, method of calculation and changes in their components, from publicly available information. Such information reflects the policies of, and is subject to change by, Standard & Poor’s Financial Services LLC (“S&P”), the publisher of the S&P GSCI Indices. We make no representation or warranty as to the accuracy or completeness of such information. The S&P GSCI Indices are determined, composed and calculated by S&P, without regard to the notes. S&P acquired the rights to the S&P GSCI™ from Goldman, Sachs & Co. in 2007. Goldman, Sachs & Co. established and began calculating the S&P GSCI™ in May 1991. The former name of the S&P GSCI™ was the Goldman Sachs Commodity Index, or GSCI®. S&P has no obligation to continue to publish, and may discontinue publication of, any S&P GSCI Index.

On November 4, 2011, The McGraw-Hill Companies, Inc. (“McGraw-Hill”), the owner of the S&P Indices business, and CME Group Inc. (“CME Group”), the 90% owner of the CME Group and Dow Jones & Company, Inc. joint venture that owns the Dow Jones Indexes business, announced a new joint venture, S&P/Dow Jones Indices, which will own the S&P Indices business and the Dow Jones Indexes business. The ownership of the S&P GSCI Indices may change as a result. McGraw-Hill and CME Group expect the S&P/Dow Jones Indices to be operational in the first half of 2012, subject to regulatory approval and other conditions.

The notes may be linked to the performance of the S&P GSCI™ Index (“S&P GSCI™”), the S&P GSCI™ Light Energy Index or certain of the S&P GSCI™’s commodity sector sub-indices: the S&P GSCI™ Agriculture Index, the S&P GSCI™ Energy Index, the S&P GSCI™ Industrial Metals Index, the S&P GSCI™ Livestock Index and the S&P GSCI™ Precious Metals Index (each a “S&P GSCI Sector Index,” and together, the “S&P GSCI Sector Indices”), or the S&P GSCI™’s single commodity sub-indices (each a “S&P GSCI Single Component Index,” and collectively, the “S&P GSCI Single Component Indices”). We refer to the S&P GSCI Single Component Indices and S&P GSCI Sector Indices collectively as the “S&P GSCI Component Indices,” and together with the S&P GSCI™ and the S&P GSCI™ Light Energy Index, the “S&P GSCI Indices,” and each, a “S&P GSCI Index.” If the notes are linked to any S&P GSCI Single Component Index, any relevant disclosure for such S&P GSCI Single Component Index will be provided in the relevant terms supplement.

S&P publishes excess return and total return versions of each of the S&P GSCI Indices. The relevant terms supplement will specify whether the notes are linked to the excess return or total return version of the S&P GSCI Indices. The excess return versions of the S&P GSCI Indices is based on price levels of the futures contracts included in such S&P GSCI Index as well as the discount or premium obtained by ‘rolling’ hypothetical positions in such contracts forward as they approach delivery. The total return versions of the S&P GSCI Indices incorporate the returns of the excess return versions, except that the total return indices also reflect interest earned on hypothetical, fully collateralized contract positions on the included commodities.

The S&P GSCI™ is an index on a world production-weighted basket of principal non-financial commodities (i.e., physical commodities) that satisfy specified criteria. The S&P GSCI™ is designed to be a measure of the performance over time of the markets for these commodities. The only commodities represented in the S&P GSCI™ are those physical commodities on which active and liquid contracts are traded on trading facilities in major industrialized countries. The commodities included in the S&P GSCI™ are weighted, on a production basis, to reflect the relative significance (in the view of S&P, as described below) of such commodities to the world economy. The fluctuations in the value of the S&P GSCI™ are intended generally to correlate with changes in the prices of such physical commodities in global markets. The S&P GSCI™ has been normalized such that its hypothetical level on January 2, 1970 was 100. Futures contracts on the S&P GSCI™, and options on those futures contracts, are currently listed for trading on the Chicago Mercantile Exchange.

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The S&P GSCI™ Light Energy Index is composed of the same commodity futures contracts as the S&P GSCI™ but with those weights for contracts in the energy sector having been divided by 4. Because the weights of energy-related S&P GSCI™ commodities are reduced in the S&P Light Energy Index relative to the S&P GSCI™, the relative weights of the remaining S&P GSCI™ commodities are necessarily increased. As a result, although the S&P Light Energy Index contains all of the S&P GSCI™ commodities that are included in the S&P GSCI™, they are not world-production weighted in the same manner as the S&P GSCI™ and may not serve as a benchmark for changes in inflation or other economic factors. In particular, because of the significance of energy-related commodities to the world economy, a significant reduction in the weights of these commodities in the S&P GSCI™ Light Energy Index will substantially limit the effect of changes in energy prices on the S&P GSCI™ Light Energy Index. Increases in the prices of energy commodities, therefore, will not increase the level of the S&P GSCI™ Light Energy Index to the same extent as the S&P GSCI™.

The S&P GSCI™ Agriculture Index is a world production-weighted index of certain agricultural commodities in the world economy, including Wheat, Kansas Wheat, Corn, Soybeans, Cotton, Sugar, Coffee and Cocoa. The S&P GSCI™ Energy Index is a world production-weighted index of certain energy commodities in the world economy, including Crude Oil, Brent Crude Oil, RBOB Gasoline, Heating Oil, Gasoil and Natural Gas. The S&P GSCI™ Industrial Metals Index is a world production-weighted index of certain industrial metals commodities in the world economy, including High Grade Primary Aluminum, Copper, Standard Lead, Primary Nickel and Special High Grade Zinc. The S&P GSCI™ Livestock Index is a world production-weighted index of certain livestock commodities in the world economy, including live cattle, feeder cattle and lean hogs. The S&P GSCI™ Precious Metals Index is a world production-weighted index consisting of two precious metals commodities in the world economy: Gold and Silver.

Set forth below is a summary of the methodology used to calculate the S&P GSCI Indices. Since the S&P GSCI™ is the parent index of the S&P GSCI Component Indices, the methodology for compiling the S&P GSCI™ relates as well to the methodology of compiling the S&P GSCI Component Indices. Each of the S&P GSCI Component Indices reflecting portions of the S&P GSCI™ is calculated in the same manner as the S&P GSCI™, except that (i) the daily contract reference price, CPWs and roll weights (each as discussed below) used in performing such calculations are limited to those of the commodities included in the relevant sub-index and (ii) each sub-index has a separate normalizing constant (discussed below). The methodology for determining the composition and weighting of the S&P GSCI™ and for calculating its value is subject to modification in a manner consistent with the purposes of the S&P GSCI™, as described below. S&P makes the official calculations of the S&P GSCI Indices.

The Index Committee and the Index Advisory Panel

S&P has established an index committee (the “Index Committee”) to oversee the daily management and operations of the S&P GSCI™, and is responsible for all analytical methods and calculation of the S&P GSCI Indices. The Index Committee consists of full-time professional members of S&P’s staff. At each meeting, the Index Committee reviews any issues that may affect index constituents, statistics comparing the composition of the indices to the market, commodities that are being considered as candidates for an addition to an index and any significant market events. In addition, the Index Committee may revise index policy covering rules for selecting commodities or other matters.

S&P considers information about changes to its indices and related matters to be potentially market-moving and material. Therefore, all Index Committee discussions are confidential.

S&P has established an index advisory panel (the “Advisory Panel”) to assist it in connection with the operation of the S&P GSCI™. The Advisory Panel meets on an annual basis and at other times at the request of the Index Committee. The principal purpose of the Advisory Panel is to advise S&P with

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respect to, among other things, the calculation of the S&P GSCI™, the effectiveness of the S&P GSCI™ as a measure of commodity futures market performance and the need for changes in the composition or in the methodology of the S&P GSCI™. The Advisory Panel acts solely in an advisory and consultative capacity; the Index Committee makes all decisions with respect to the composition, calculation and operation of the S&P GSCI™.

Composition of the S&P GSCI™

In order to be included in the S&P GSCI™, a contract must satisfy the following eligibility criteria:

•	the contract must be in respect of a physical commodity and not a financial commodity;
•	the contract must have a specified expiration or term or provide in some other manner for delivery or settlement at a specified time, or within a specified period, in the future;
•	the contract must, at any given point in time, be available for trading at least five months prior to its expiration or such other date or time period specified for delivery or settlement;
•	the contract must be traded on an exchange, facility or other platform (referred to as a “trading facility”) that allows market participants to execute spread transactions, through a single order entry, between the pairs of contract expirations included in the S&P GSCI™ that, at any given point in time, will be involved in the rolls to be effected in the next three roll periods (defined below);
•	the contract must be denominated in U.S. dollars; and
•	the contract must be traded on or through a trading facility that has its principal place of business or operations in a country that is a member of the Organization for Economic Cooperation and Development and that:
•	makes price quotations generally available to its members or participants (and to S&P) in a manner and with a frequency that is sufficient to provide reasonably reliable indications of the level of the relevant market at any given point in time;
•	makes reliable trading volume information available to S&P with at least the frequency required by S&P to make the monthly determinations;
•	accepts bids and offers from multiple participants or price providers; and
•	is accessible by a sufficiently broad range of participants.

The price of the relevant contract that is used as a reference or benchmark by market participants (referred to as the “daily contract reference price”) generally must have been available on a continuous basis for at least two years prior to the proposed date of inclusion in the S&P GSCI™ .. In appropriate circumstances, S&P may determine that a shorter time period is sufficient or that historical daily contract reference prices for such contract may be derived from daily contract reference prices for a similar or related contract. The daily contract reference price may be (but is not required to be) the settlement price or other similar price published by the relevant trading facility for purposes of margining transactions or for other purposes.

At and after the time a contract is included in the S&P GSCI™, the daily contract reference price for such contract must be published between 10:00 a.m. and 4:00 p.m., New York City time, on each business day relating to such contract by the trading facility on or through which it is traded and must

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generally be available to all members of, or participants in, such facility (and to S&P) on the same day from the trading facility or through a recognized third-party data vendor. Such publication must include, at all times, daily contract reference prices for at least one expiration or settlement date that is five months or more from the date the determination is made, as well as for all expiration or settlement dates during such five-month period.

For a contract to be eligible for inclusion in the S&P GSCI™, volume data with respect to such contract must be available for at least the three months immediately preceding the date on which the determination is made. The following eligibility criteria apply:

•	In order to be added to the S&P GSCI™, a contract that is not included in the S&P GSCI™ at the time of determination and that is based on a commodity that is not represented in the S&P GSCI™ at such time must have an annualized total dollar value traded over the relevant period of at least U.S. $15 billion. The total dollar value traded is the dollar value of the total quantity of the commodity underlying transactions in the relevant contract over the period for which the calculation is made, based on the average of the daily contract reference prices on the last day of each month during the period.
•	In order to continue to be included in the S&P GSCI™, a contract that is already included in the S&P GSCI™ at the time of determination and that is the only contract on the relevant commodity included in the S&P GSCI™ must have an annualized total dollar value traded of at least U.S. $5 billion over the relevant period and of at least U.S. $10 billion during at least one of the three most recent annual periods used in making the determination.
•	In order to be added to the S&P GSCI™, a contract that is not included in the S&P GSCI™ at the time of determination and that is based on a commodity on which there are one or more contracts already included in the S&P GSCI™ at such time must have an annualized total dollar value traded over the relevant period of at least U.S. $30 billion.
•	In order to continue to be included in the S&P GSCI™, a contract that is already included in the S&P GSCI™ at the time of determination and that is based on a commodity on which there are one or more contracts already included in the S&P GSCI™ at such time must have an annualized total dollar value traded, over the relevant period of at least U.S. $10 billion over the relevant period and of at least U.S. $20 billion during at least one of the three most recent annual periods used in making the determination.

In addition to the volume requirements described above, a contract must have a minimum reference percentage dollar weight:

•	In order to continue to be included in the S&P GSCI™, a contract that is already included in the S&P GSCI™ at the time of determination must have a reference percentage dollar weight of at least 0.10%. The reference percentage dollar weight of a contract is determined by multiplying the CPW (defined below) of a contract by the average of its daily contract reference prices on the last day of each month during the relevant period. These amounts are summed for all contracts included in the S&P GSCI™ and each contract’s percentage of the total is then determined.
•	In order to be added to the S&P GSCI™, a contract that is not included in the S&P GSCI™ at the time of determination must have a reference percentage dollar weight of at least 1.00% at the time of determination.
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In the event that two or more contracts on the same commodity satisfy the eligibility criteria, such contracts are included in the S&P GSCI™ in the order of their respective total quantity traded during the relevant period (determined as the total quantity of the commodity underlying transactions in the relevant contract), with the contract having the highest total quantity traded being included first. No further contracts are included if such inclusion results in the portion of the S&P GSCI™ attributable to such commodity exceeding a particular level.

If under the procedure set forth in the preceding paragraph, additional contracts could be included with respect to several commodities at the same time, the procedure is first applied to the commodity that has the smallest portion of the S&P GSCI™ attributable to it at the time of determination. Subject to the other eligibility criteria, the contract with the highest total quantity traded on such commodity is included. Before any additional contracts on any commodity are included, the portion of the S&P GSCI™ attributable to all commodities is recalculated. The selection procedure described above is then repeated with respect to the contracts on the commodity that then has the smallest portion of the S&P GSCI™ attributable to it.

The contracts currently included in the S&P GSCI™ are all futures contracts traded on the New York Mercantile Exchange, Inc. (“NYMEX”), ICE Futures Europe (“ICE-Europe”), ICE Futures U.S. (“ICE-US”), the Chicago Mercantile Exchange (“CME”), the Chicago Board of Trade (“CBOT”), the Kansas City Board of Trade (“KBT”), the Commodities Exchange Inc. (“CMX”) and the London Metal Exchange (“LME”).

The quantity of each of the contracts included in the S&P GSCI™ is determined on the basis of a five-year average (referred to as the “world production average”) of the production quantity of the underlying commodity from sources determined by S&P to be reasonably accurate and reliable, such as the United Nations Industrial Commodity Statistics Yearbook. However, if a commodity is primarily a regional commodity, based on its production, use, pricing, transportation or other factors, S&P may calculate the weight of such commodity based on regional, rather than world, production data. At present, natural gas is the only commodity the weight of which is calculated on the basis of regional production data, with the relevant region being North America.

The five-year moving average is updated annually for each commodity included in the S&P GSCI™, based on the most recent five-year period (ending approximately two years prior to the date of calculation and moving backwards) for which complete data for all commodities is available. The contract production weights (the “CPWs”) used in calculating the S&P GSCI™ are derived from world or regional production averages, as applicable, of the relevant commodities, and are calculated based on the total quantity traded for the relevant contract and the world or regional production average, as applicable, of the underlying commodity. However, if the volume of trading in the relevant contract, as a multiple of the production levels of the commodity, is below specified thresholds, the CPW of the contract is reduced until the threshold is satisfied. This is designed to ensure that trading in each such contract is sufficiently liquid relative to the production of the commodity.

In addition, S&P performs this calculation on a monthly basis and, if the multiple of any contract is below the prescribed threshold, the composition of the S&P GSCI™ is reevaluated, based on the criteria and weighting procedure described above. This procedure is undertaken to allow the S&P GSCI™ to shift from contracts that have lost substantial liquidity into more liquid contracts, during the course of a given year. As a result, it is possible that the composition or weighting of the S&P GSCI™ will change on one or more of these monthly evaluation dates. In addition, regardless of whether any changes have occurred during the year, S&P reevaluates the composition of the S&P GSCI™ at the conclusion of each year, based on the above criteria. Other commodities that satisfy such criteria, if any, will be added to the S&P GSCI™. Commodities included in the S&P GSCI™ that no longer satisfy such criteria, if any, will be deleted.

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S&P also determines whether modifications in the selection criteria or the methodology for determining the composition and weights of and for calculating the S&P GSCI™ are necessary or appropriate in order to assure that the S&P GSCI™ represents a measure of commodity market performance. S&P has the discretion to make any such modifications.

Contract Expirations

Because the S&P GSCI™ comprises actively traded contracts with scheduled expirations, it can only be calculated by reference to the prices of contracts for specified expiration, delivery or settlement periods, referred to as “contract expirations.” The contract expirations included in the S&P GSCI™ for each commodity during a given year are designated by S&P, provided that each such contract must be an “active contract.” An “active contract” for this purpose is a liquid, actively traded contract expiration, as defined or identified by the relevant trading facility or, if no such definition or identification is provided by the relevant trading facility, as defined by standard custom and practice in the industry.

If a trading facility deletes one or more contract expirations, the S&P GSCI™ will be calculated during the remainder of the year in which such deletion occurs based on the remaining contract expirations designated by S&P. If a trading facility ceases trading in all contract expirations relating to a particular contract, S&P may designate an eligible replacement contract on the commodity. To the extent practicable, the replacement will be in effect during the next monthly review of the composition of the S&P GSCI™. If that timing is not practicable, S&P will determine the date of the replacement and will consider a number of factors, including the differences between the existing contract and the replacement contract specifications and contract expirations.

Value of the S&P GSCI™

The value of the S&P GSCI™ on any given day is equal to the total dollar weight of the S&P GSCI™ divided by a normalizing constant that assures the continuity of the S&P GSCI™ over time. The total dollar weight of the S&P GSCI™ is the sum of the dollar weight of each of the underlying commodities.

The dollar weight of each such commodity on any given day is equal to:

  the “daily contract reference price” (discussed below),
  multiplied by the appropriate CPWs, and
  during a roll period, the appropriate “roll weights” (discussed below).

The daily contract reference price used in calculating the dollar weight of each commodity on any given day is the most recent daily contract reference price made available by the relevant trading facility, except that the daily contract reference price for the most recent prior day will be used if the exchange is closed or otherwise fails to publish a daily contract reference price on that day. In addition, if the trading facility fails to make a daily contract reference price available or publishes a daily contract reference price that, in the reasonable judgment of S&P, reflects manifest error, the relevant calculation will be delayed until the price is made available or corrected; provided that, if the price is not made available or corrected by 4:00 p.m., New York City time, S&P may, if it deems such action to be appropriate under the circumstances, determine the appropriate daily contract reference price for the applicable futures contract in its reasonable judgment for purposes of the relevant S&P GSCI™ calculation.

The “roll weight” of each commodity reflects the fact that the positions in contracts must be liquidated or rolled forward into more distant contract expirations as they approach expiration. If actual positions in the relevant markets were rolled forward, the roll would likely need to take place over a period of days. Since the S&P GSCI™ is designed to replicate the performance of actual

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investments in the underlying contracts, the rolling process incorporated in the S&P GSCI™ also takes place over a period of days at the beginning of each month (referred to as the “roll period”). On each day of the roll period, the “roll weights” of the first nearby contract expiration on a particular commodity and the more distant contract expiration into which it is rolled are adjusted, so that the hypothetical position in the contract on the commodity that is included in the S&P GSCI™ is gradually shifted from the first nearby contract expiration to the more distant contract expiration.

If on any day during a roll period any of the following conditions exists, the portion of the roll that would have taken place on that day is deferred until the next day on which such conditions do not exist:

  no daily contract reference price is available for a given contract expiration;
  any such price represents the maximum or minimum price for such contract month, based on exchange price limits (referred to as a “Limit Price”);
  the daily contract reference price published by the relevant trading facility reflects manifest error, or such price is not published by 4:00 p.m., New York City time. In that event, S&P may, but is not required to, determine a daily contract reference price and complete the relevant portion of the roll based on such price; provided, that, if the trading facility publishes a price before the opening of trading on the next day, S&P will revise the portion of the roll accordingly; or
  trading in the relevant contract terminates prior to its scheduled closing time.

If any of these conditions exist throughout the roll period, the roll with respect to the affected contract will be effected in its entirety on the next day on which such conditions no longer exist.

Contract Daily Return

The contract daily return on any given day is equal to the sum, for each of the commodities included in the S&P GSCI™, of the applicable daily contract reference price on the relevant contract multiplied by the appropriate CPW and the appropriate “roll weight,” divided by the total dollar weight of the S&P GSCI™ on the preceding day, minus one.

Calculation of the S&P GSCI Indices

Excess return S&P GSCI Indices

The value of any excess return version of a S&P GSCI Index on any day on which the S&P GSCI™ is calculated (an “S&P GSCI™ Business Day”) is equal to the product of:

  the value of the applicable S&P GSCI Index on the immediately preceding S&P GSCI™ Business Day; and
  one plus the contract daily return of the applicable S&P GSCI Index on the S&P GSCI™ Business Day on which the calculation is made.

Total Return S&P GSCI Indices

The value of any total return version of a S&P GSCI Index on any S&P GSCI™ Business Day reflects the value of an investment in the excess return version of that S&P GSCI Index together with a Treasury bill return and is equal to the product of:

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  the value of the applicable S&P GSCI Index on the immediately preceding S&P GSCI™ Business Day;
  one plus the sum of the contract daily return and the Treasury Bill return on the S&P GSCI™ Business Day on which the calculation is made; and
  one plus the Treasury Bill return for each non-S&P GSCI™ Business Day since the immediately preceding S&P GSCI™ Business Day.

The Treasury Bill return is the return on a hypothetical investment in the applicable S&P GSCI Index at a rate equal to the interest rate on a specified U.S. Treasury Bill.

Information

All information contained herein relating to the S&P GSCI™ and each of the S&P GSCI Indices, including their make-up, method of calculation, changes in their components and historical performance, has been derived from publicly available information.

The information contained herein with respect to each of the S&P GSCI Indices and the S&P GSCI™ reflects the policies of, and is subject to change by, S&P.

Current information regarding the market value of the S&P GSCI Indices is available from S&P and from numerous public information sources. We make no representation that the publicly available information about the S&P GSCI Indices is accurate or complete.

License Agreement with Standard & Poor’s

The S&P GSCI Indices are licensed by S&P for use in connection with an issuance of the notes.

The notes are not sponsored, endorsed, sold or promoted by S&P or its third party licensors. Neither S&P nor its third party licensors makes any representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the S&P GSCI Indices to track general stock market performance. S&P and its third party licensor’s only relationship to JPMorgan Chase & Co. is the licensing of certain trademarks and trade names of S&P and the third party licensors and of the S&P GSCI Indices which are determined, composed and calculated by S&P or its third party licensors without regard to JPMorgan Chase & Co. or the notes. S&P and its third party licensors have no obligation to take the needs of JPMorgan Chase & Co. or the owners of the notes into consideration in determining, composing or calculating the S&P GSCI Indices. Neither S&P nor its third party licensors is responsible for and has not participated in the determination of the prices and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the notes.

NEITHER S&P, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE S&P GSCI INDICES OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MARKS, THE S&P GSCI INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL,

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INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

“Standard & Poor’s,” “S&P” and “S&P GSCI™” are trademarks of S&P and have been licensed for use by J.P. Morgan Securities LLC and sublicensed for use by JPMorgan Chase & Co.

The Commodity Futures Markets

Contracts on physical commodities are traded on regulated futures exchanges, in the over-the-counter market and on various types of physical and electronic trading facilities and markets. As of the date of this product supplement, all of the contracts included in the S&P GSCI Indices and the DJ-UBS Commodity Indices are exchange-traded futures contracts. An exchange-traded futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. A futures contract on an index of commodities typically provides for the payment and receipt of a cash settlement based on the value of such commodities. A futures contract provides for a specified settlement month in which the commodity or financial instrument is to be delivered by the seller (whose position is described as “short”) and acquired by the purchaser (whose position is described as “long”) or in which the cash settlement amount is to be made.

There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin.” This amount varies based on the requirements imposed by the exchange clearing houses, but may be as low as 5% or less of the value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.

By depositing margin in the most advantageous form (which may vary depending on the exchange, clearing house or broker involved), a market participant may be able to earn interest on its margin funds, thereby increasing the potential total return that may be realized from an investment in futures contracts. The market participant normally makes to, and receives from, the broker subsequent payments on a daily basis as the price of the futures contract fluctuates. These payments are called “variation margin” and make the existing positions in the futures contract more or less valuable, a process known as “marking to market.”

Futures contracts are traded on organized exchanges, known as “contract markets” in the United States, through the facilities of a centralized clearing house and a brokerage firm which is a member of the clearing house. The clearing house guarantees the performance of each clearing member which is a party to the futures contract by, in effect, taking the opposite side of the transaction. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position. This operates to terminate the position and fix the trader’s profit or loss.

U.S. contract markets, as well as brokers and market participants, are subject to regulation by the Commodity Futures Trading Commission. Futures markets outside the United States are generally subject to regulation by comparable regulatory authorities. However, the structure and nature of trading on non-U.S. exchanges may differ from the foregoing description. From its inception to the present, the S&P GSCI Indices and the DJ-UBS Commodity Indices have been composed exclusively of futures contracts traded on regulated exchanges.

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Other Indices

 If the notes are linked to a commodity index not described in this product supplement or to a commodity index described in this product supplement that changed its methodology in any material respect, a separate underlying supplement or the relevant terms supplement will provide additional information relating to such index.

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General Terms of Notes

Note Calculation Agent

J.P. Morgan Securities LLC, one of our affiliates, will act as the Note Calculation Agent. The Note Calculation Agent will determine, among other things, the Performance Factor on each Valuation Date, the Investor Fee on each Valuation Date, the Indicative Note Value on each Valuation Date, the Repurchase Fee Amount, if applicable, and the amount, if any, that we will pay you at maturity or upon early repurchase or redemption. The Note Calculation Agent will also be responsible for determining:

•	whether a market disruption event has occurred;
•	whether the Commodity has discontinued trading on its relevant exchange;
•	whether the Index has been discontinued;
•	the amount payable to you in the event of an early acceleration of the notes due to a commodity hedging disruption event; and
•	whether there has been a material change in the method of calculating the Commodity Price of the Commodity or the Index Closing Level of the Index, as applicable.

All determinations made by the Note Calculation Agent will be at the sole discretion of the Note Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different Note Calculation Agent from time to time after the date of the original issue of the notes without your consent and without notifying you.

The Note Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity or upon early repurchase or redemption on or prior to 11:00 a.m., New York City time, on the business day preceding the maturity date, Repurchase Date or Redemption Date, as applicable.

All calculations with respect to the Commodity Price or Index Closing Level, as applicable, on each Valuation Date and the Performance Factor will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.876545 would be rounded to 0.87655); all dollar amounts related to determination of the Investor Fee, the Indicative Note Value, the Repurchase Fee Amount, if applicable, and the payment per note at maturity or upon early repurchase or redemption, if any, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655); and all dollar amounts payable, if any, on the aggregate Principal Amount of notes per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Events

Certain events may prevent the Note Calculation Agent from determining the Commodity Price or Index Closing Level, as applicable, on any Valuation Date and calculating the Performance Factor, the Investor Fee, the Repurchase Fee Amount, if applicable, or the amount, if any, that we will pay to you at maturity or upon early repurchase or redemption. These events may include disruptions or suspensions of trading in the markets as a whole or the termination or suspension of, or material limitation or disruption in the trading of the Commodity or commodity futures contract included in any Index.

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Market Disruption Events for the Commodity

With respect to the Commodity, a “market disruption event,” unless otherwise specified in the relevant terms supplement, means:

•	a suspension, absence or material limitation of trading in (a) the Commodity on its relevant exchange, as determined by the Note Calculation Agent, or (b) futures or options contracts relating to the Commodity on the relevant exchange for those contracts, as determined by the Note Calculation Agent;
•	any event that materially disrupts or impairs the ability of market participants to (a) effect transactions in, or obtain market values for, the Commodity on its relevant exchange or (b) effect transactions in, or obtain market values for, futures or options contracts relating to the Commodity on its relevant exchange;
•	the failure to open or the closure prior to the scheduled weekday closing time (without regard to after hours or any other trading outside of the regular trading session hours) of the relevant exchange for the Commodity on a scheduled trading day; or
•	the fixing level or official settlement price, as applicable, is not published by Bloomberg for the Commodity,

in each case as determined by the Note Calculation Agent in its sole discretion; and

•	a determination by the Note Calculation Agent in its sole discretion that the applicable event described above materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes.

Market Disruption Events for the Index

With respect to the Index or any relevant successor index, a “market disruption event,” unless otherwise specified in the relevant terms supplement or any relevant product supplement, means:

•	a material limitation, suspension, or disruption of trading in any commodity futures contract included in the Index (or that successor index) that results in failure by the relevant exchange on which that commodity futures contract is traded to report the official settlement price for that commodity futures contract;
•	the official settlement price of any commodity futures contract included in the Index (or that successor index) is a “limit price,” meaning that the official settlement price of that commodity futures contract for a day has increased or decreased from the previous day’s official settlement price by the maximum amount permitted under the rules of the relevant exchange on which that commodity futures contract is traded; or
•	a failure by the relevant exchange or other price source to announce or publish the official settlement price of any commodity futures contract included in the Index (or that successor index),

in each case as determined by the Note Calculation Agent in its sole discretion; and

•	a determination by the Note Calculation Agent in its sole discretion that the applicable event described above materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes.
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Consequences of a Commodity Hedging Disruption Event

For notes linked to an Index, if a commodity hedging disruption event occurs, we will have the right, but not the obligation, to accelerate the payment on the notes by providing, or causing the Note Calculation Agent to provide, written notice of our election to exercise such right to the trustee at its New York office, on which notice the trustee may conclusively rely, as promptly as possible and in no event later than the business day immediately following the day on which such commodity hedging disruption event occurred. The amount due and payable per note upon such early acceleration will be determined on the date on which we deliver notice of such acceleration by the Note Calculation Agent in good faith in a commercially reasonable manner and will be payable on the fifth business day following the day the Note Calculation Agent delivers notice of such acceleration. For the avoidance of doubt, under these circumstances, the maturity date will be accelerated to such fifth business day following the delivery by the Note Calculation Agent of the notice of acceleration. We will provide, or will cause the Note Calculation Agent to provide, written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days prior to the date on which such payment is due. For the avoidance of doubt, the determination set forth above is only applicable to the amount due with respect to acceleration as a result of a commodity hedging disruption event.

A “commodity hedging disruption event,” unless otherwise specified in the relevant terms supplement or related underlying supplement, means that:

(a)	due to (i) the adoption of, or any change in, any applicable law, regulation, rule or order (including, without limitation, any tax law); or (ii) the promulgation of, or any change in, the interpretation, application, exercise or operation by any court, tribunal, regulatory authority, exchange or trading facility or any other relevant entity with competent jurisdiction of any applicable law, rule, regulation, order, decision or determination (including, without limitation, as implemented by the U.S. Commodity Futures Trading Commission or any exchange or trading facility), in each case occurring on or after the Inception Date, the Note Calculation Agent determines in good faith that it is contrary (or upon adoption, it will be contrary) to that law, rule, regulation, order, decision or determination for us to purchase, sell, enter into, maintain, hold, acquire or dispose of our or our affiliates’ (A) positions or contracts in securities, options, futures, derivatives or foreign exchange or (B) other instruments or arrangements, in each case, in order to hedge our obligations under the notes (in the aggregate on a portfolio basis or incrementally on a trade by trade basis) (“hedge positions”), including (without limitation) if those hedge positions (in whole or in part) are (or, but for the consequent disposal thereof, would otherwise be) in excess of any allowable position limit(s) in relation to any commodity traded on any exchange(s) or other trading facility (it being within the sole and absolute discretion of the Note Calculation Agent to determine which of the hedge positions are counted towards that limit); or
(b)	for any reason, we or our affiliates are unable, after using commercially reasonable efforts, to (i) acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction(s) or asset(s) the Note Calculation Agent deems necessary to hedge the risk of entering into and performing our commodity-related obligations with respect to the notes, or (ii) realize, recover or remit the proceeds of any such transaction(s) or asset(s).

Please see “Risk Factors — The commodity futures contracts underlying the Index are subject to legal and regulatory regimes that may change in ways that could affect our ability to hedge our obligations under the notes and/or could lead to the early acceleration of your notes” for more information.

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Discontinuation of Trading of the Commodity on Its Relevant Exchange; Alternative Method of Calculation

If the relevant exchange of the Commodity discontinues trading in or physical delivery of the Commodity and the Commodity is traded or the physical delivery of the Commodity is effectuated on another exchange (a “successor relevant exchange”), the Note Calculation Agent may, in its sole discretion, determine the Commodity Price of the Commodity on the relevant Valuation Date on which the Commodity Price is to be determined by reference to the official settlement price or fixing level, as applicable, of the Commodity on that successor relevant exchange on that day.

Upon any selection by the Note Calculation Agent of a successor relevant exchange, the Note Calculation Agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

If the relevant exchange discontinues trading in or the physical delivery of the Commodity prior to, and that discontinuation is continuing on, any Valuation Date, and the Note Calculation Agent determines, in its sole discretion, that no successor relevant exchange is available at that time, or the Note Calculation Agent has previously selected a successor relevant exchange and trading in or the physical delivery of the Commodity is discontinued on that successor relevant exchange prior to, and that discontinuation is continuing on, that Valuation Date, then the Note Calculation Agent will determine the Commodity Price for the Commodity for that date in good faith and in a commercially reasonable manner.

Notwithstanding these alternative arrangements, discontinuation of trading or physical delivery on the relevant exchange in the Commodity may adversely affect the value of the notes.

If at any time the method of calculating the Commodity Price of any Commodity is changed in a material respect by the relevant exchange or any successor relevant exchange for the Commodity, or if the reporting thereof is in any other way modified so that the Commodity Price does not, in the opinion of the Note Calculation Agent, fairly represent the value of the Commodity, the Note Calculation Agent will, at the close of business in New York City on each day on which the Commodity Price for the Commodity is to be determined, make such calculations and adjustments as, in the good faith judgment of the Note Calculation Agent, may be necessary in order to arrive at a value for the Commodity. The Note Calculation Agent shall cause written notice of such calculations and adjustments to be furnished to the holders of the notes.

Discontinuation of the Index; Alteration of Method of Calculation

Unless otherwise specified in the relevant terms supplement or related underlying supplement, if the Index Sponsor discontinues publication of the Index and the Index Sponsor or another entity publishes a successor or substitute index that the Note Calculation Agent determines, in its sole discretion, to be comparable to the discontinued Index (such index being referred to herein as a “successor index”), then the Index Closing Level on any Valuation Date will be determined by reference to the official closing level of that successor index published with respect to that day.

Upon any selection by the Note Calculation Agent of a successor index, the Note Calculation Agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

If the Index Sponsor discontinues publication of the Index prior to, and that discontinuation is continuing on, a Valuation Date, and the Note Calculation Agent determines, in its sole discretion, that no successor index is available at that time, or the Note Calculation Agent has previously selected a successor index and publication of that successor index is discontinued prior to, and that discontinuation is continuing on, that Valuation Date, then the Note Calculation Agent will determine the Index Closing Level for that Valuation Date on that date. The Index Closing Level will be computed

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by the Note Calculation Agent in accordance with the formula for and method of calculating the Index or successor index, as applicable, last in effect prior to that discontinuation, using the applicable Index Contract Price (or, if trading in the relevant futures contract has been materially suspended or materially limited, the Note Calculation Agent’s good faith estimate of the applicable Index Contract Price that would have prevailed but for that suspension or limitation) at the close of the principal trading session on that date of each futures contract most recently composing the Index or successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or its successor index, as applicable, may adversely affect the value of the notes.

If at any time the method of calculating the Index or a successor index, or the level thereof, is changed in a material respect, or if the Index or a successor index is in any other way modified so that it does not, in the opinion of the Note Calculation Agent, fairly represent the level of the Index or successor index had those changes or modifications not been made, then the Note Calculation Agent will, at the close of business in New York City on each date on which the Index Closing Level is to be determined, make such calculations and adjustments as, in the good faith judgment of the Note Calculation Agent, may be necessary in order to arrive at a level of a commodity index comparable to the Index or successor index, as the case may be, as if those changes or modifications had not been made, and the Note Calculation Agent will calculate the Index Closing Level with reference to the Index or successor index, as adjusted. Accordingly, if the method of calculating the Index or successor index is modified so that the level of the Index or successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Index), then the Note Calculation Agent will adjust its calculation of the Index or successor index in order to arrive at a level of the Index or successor index as if there had been no such modification (e.g., as if such split had not occurred).

Events of Default

Under the heading “Description of Debt Securities — Events of Default and Waivers” in the accompanying prospectus is a description of events of default relating to debt securities, including the notes.

Payment upon an Event of Default

Unless otherwise specified in the relevant terms supplement, in case an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable per note upon any acceleration of the notes will be determined by the Note Calculation Agent and will be an amount in cash equal to the amount payable at maturity per note as described under the caption “Description of Notes — Payment at Maturity,” calculated as if the date of acceleration were (a) the Final Valuation Date and (b) the Final Disrupted Valuation Date with respect to the Final Valuation Date (if the date of acceleration is a Disrupted Day).

If the maturity of the notes is accelerated because of an event of default as described above, we will, or will cause the Note Calculation Agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

Under the heading “Description of Debt Securities — Modification of the Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

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Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” are not applicable to the notes, unless otherwise specified in the relevant terms supplement.

Listing

The notes will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

Book-Entry Only Issuance — The Depository Trust Company

DTC will act as securities depositary for the notes. The notes will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global notes certificates, representing the total aggregate Principal Amount of the notes, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the heading “Description of Notes — Forms of Notes” and in the accompanying prospectus under the heading “Forms of Securities — Book-Entry System.”

Registrar, Transfer Agent and Paying Agent

Payment of amounts due at maturity or upon early repurchase or redemption of the notes will be payable and the transfer of the notes will be registrable at the principal corporate trust office of The Bank of New York Mellon in The City of New York.

The Bank of New York Mellon or one of its affiliates will act as registrar and transfer agent for the notes. The Bank of New York Mellon will also act as paying agent and may designate additional paying agents.

Registration of transfers of the notes will be effected without charge by or on behalf of The Bank of New York Mellon, but upon payment (with the giving of such indemnity as The Bank of New York Mellon may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

The notes will be governed by and interpreted in accordance with the laws of the State of New York.

Reopening Issuances

We may, in our sole discretion, “reopen” the notes based upon market conditions and the Indicative Note Value at that time. We intend to issue the notes initially in an amount having the aggregate offering price specified on the cover of the relevant terms supplement. However, we may issue additional notes in amounts that exceed the amount on the cover at any time, without your consent and without notifying you. The notes do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the notes. These further issuances, if any, will be consolidated to form a single sub-series with the originally issued notes, will have the same CUSIP number and will trade interchangeably with the notes immediately upon settlement. Any notes bearing the same CUSIP number that are issued pursuant to any future additional issuances of notes bearing the same CUSIP number will increase the aggregate Principal Amount of the outstanding notes of this series. The price of any additional offering will be determined at the time of pricing of that offering. We have no obligation to take your interests into account when deciding to issue additional notes.

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Material U.S. Federal Income Tax Consequences

The following is a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the notes. It applies to you only if you are an initial holder who purchases a note at its issue price for cash and holds it as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to you in light of your particular circumstances or if you are a holder subject to special treatment under the U.S. federal income tax laws, such as:

•	a financial institution;
•	a “regulated investment company” as defined in Code Section 851;
•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA” as defined in Code Section 408 or 408A, respectively;
•	a dealer in securities;
•	a person holding a note as part of a “straddle” or conversion transaction, or who has entered into a “constructive sale” with respect to a note;
•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;
•	a trader in securities who elects to apply a mark-to-market method of tax accounting; or
•	a partnership or other entity classified as a partnership for U.S. federal income tax purposes.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this product supplement, changes to any of which, subsequent to the date of this product supplement, may affect the tax consequences described herein. The effects of any applicable state, local or foreign tax laws are not discussed. You should consult your tax adviser concerning the application of U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative treatments of the notes), as well as any tax consequences arising under the laws of any state, local or foreign jurisdictions.

Tax Treatment of the Notes

The tax consequences of an investment in the notes are unclear. There is no direct legal authority as to the proper U.S. federal income tax treatment of the notes, and we do not intend to request a ruling from the IRS regarding the notes. Unless otherwise indicated in the relevant terms supplement, insofar as we have tax reporting responsibilities with respect to your notes, we intend to treat them as “open transactions” that are not debt instruments for U.S. federal income tax purposes.

At the time of the relevant offering, we may seek an opinion of counsel regarding the tax consequences of owning and disposing of the notes. In this event, whether or not counsel is able to opine regarding the correctness of the treatment of the notes described above, we generally expect that counsel will be able to opine that the following are the material tax consequences of owning and disposing of the notes if the treatment of the notes described above is respected, as well as material tax consequences that may apply if it is not respected. The following discussion assumes this treatment is respected, except where otherwise indicated. The relevant terms supplement may indicate other issues applicable to a particular offering of notes.

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Tax Consequences to U.S. Holders

You are a “U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note that is:

•	a citizen or individual resident of the United States;
•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or
•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment as Open Transactions That Are Not Debt Instruments. Under this treatment, you should not recognize taxable income or loss over the term of the notes prior to maturity other than pursuant to a sale, exchange, early repurchase, optional redemption or “deemed exchange” as described below. Upon a sale or exchange of a note (including early repurchase, optional redemption or redemption at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the note, which should equal the amount you paid to acquire the note. This gain or loss should be long-term capital gain or loss if you have held the note for more than one year at that time. The deductibility of capital losses is subject to limitations. Depending on the nature of the Underlying, the IRS might assert that a “deemed” taxable exchange has occurred under certain circumstances. The relevant terms supplement may contain additional disclosure regarding this risk.

Uncertainties Regarding Tax Treatment as Open Transactions That Are Not Debt Instruments. If the notes are treated as open transactions that are not debt instruments, due to the lack of controlling authority there remain significant additional uncertainties regarding the tax consequences of your ownership and disposition of the notes. For instance, you might be required to include amounts in income during the term of your notes and/or to treat all or a portion of the gain or loss on the sale or exchange of your notes as ordinary income or loss or as short-term capital gain or loss, without regard to how long you held your notes. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the notes. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect.

Tax Consequences if Treated as Debt Instruments. If the notes are treated as debt instruments, your tax consequences will be governed by Treasury regulations relating to the taxation of “contingent payment debt instruments” if the term of the notes from issue to maturity (including the last possible date that the notes could be outstanding) is more than one year. In this event, regardless of whether you are an accrual-method or cash-method taxpayer, (i) in each year that you hold your notes, you will be required to accrue into income original issue discount on your notes at our “comparable yield” for similar noncontingent debt, determined at the time of the issuance of the notes (even though you will not receive any cash with respect to the notes prior to maturity, early repurchase or optional redemption) and (ii) any income recognized upon a sale or exchange of your notes generally will be treated as interest income. Additionally, if you recognize a loss above certain thresholds, you might be required to file a disclosure statement with the IRS.

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Tax Consequences to Non-U.S. Holders

You are a “Non-U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note that is:

•	a nonresident alien individual;
•	a foreign corporation; or
•	a foreign estate or trust.

You are not a “Non-U.S. Holder” for purposes of this discussion if you are an individual present in the United States for 183 days or more in the taxable year of disposition. In this case, you should consult your tax adviser regarding the U.S. federal income tax consequences of the sale or exchange of a note.

If you are a Non-U.S. Holder of a note and if the treatment of the notes as “open transactions” that are not debt instruments is respected, any income or gain from the note should not be subject to U.S. federal income or withholding tax unless it is effectively connected with your conduct of a U.S. trade or business. However, among the issues addressed in the notice described above in “—Tax Consequences to U.S. Holders—Uncertainties Regarding Tax Treatment as Open Transactions That Are Not Debt Instruments” is the degree, if any, to which income with respect to instruments described therein, which may include the notes, should be subject to U.S. withholding tax. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the withholding tax consequences of an investment in the notes, possibly with retroactive effect.

If the notes are treated as debt instruments, any income or gain from a note will be exempt from U.S. federal income tax (including withholding tax) if you provide a properly completed IRS Form W-8BEN and these amounts are not effectively connected with your conduct of a U.S. trade or business.

If you are engaged in a U.S. trade or business, and if income or gain from a note is effectively connected with your conduct of that trade or business (and, if an applicable treaty so requires, is attributable to a permanent establishment in the United States), although exempt from the withholding tax discussed above, you generally will be taxed in the same manner as a U.S. Holder. You will not be subject to withholding if you provide a properly completed IRS Form W-8ECI. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of notes, including the possible imposition of a 30% branch profits tax if you are a corporation.

Recent Legislation

Recent legislation as modified by published guidance from Treasury and the IRS, including recently proposed regulations, generally would impose a withholding tax of 30% on payments to certain foreign entities (including financial intermediaries) with respect to certain financial instruments issued after December 31, 2012, unless various U.S. information reporting and due diligence requirements (that are in addition to, and potentially significantly more onerous than, the requirement to deliver an IRS Form W-8BEN) have been satisfied. Pursuant to the published guidance, this legislation would apply to payments of interest made after December 31, 2013 and to payments of gross proceeds of the sales of certain financial instruments made after December 31, 2014. Accordingly, if the notes are treated as debt instruments, as described above in “—Tax Consequences to U.S. Holders—Tax Consequences if Treated as Debt Instruments,” these rules would apply to sales or exchanges after December 31, 2014 of notes issued after December 31, 2012.

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Federal Estate Tax

Individual Non-U.S. Holders, and entities the property of which is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a note is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their tax advisers regarding the U.S. federal estate tax consequences of investing in a note.

Backup Withholding and Information Reporting

You may be subject to information reporting. You may also be subject to backup withholding on payments in respect of your notes unless you provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules. If you are a Non-U.S. Holder, you will not be subject to backup withholding if you provide a properly completed IRS Form W-8 appropriate to your circumstances. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

THE TAX CONSEQUENCES TO YOU OF OWNING AND DISPOSING OF NOTES ARE UNCLEAR. YOU SHOULD CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES OF OWNING AND DISPOSING OF NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

PS-68

Plan of Distribution (Conflicts of Interest)

Under the terms and subject to the conditions contained in the Master Agency Agreement entered into between JPMorgan Chase & Co. and J.P. Morgan Securities LLC, as agent (an “Agent” or “JPMS”), and certain other agents that are or may become party to the Master Agency Agreement, as amended or supplemented, from time to time (each an “Agent” and collectively with JPMS, the “Agents”), each Agent participating in an offering of notes will, unless otherwise specified in the relevant terms supplement, sell notes directly to investors and to dealers as principal at the public offering price set forth on the cover of the relevant terms supplement, plus, if applicable, a purchase fee as specified in the relevant terms supplement. These dealers may then resell notes to the public at varying prices that the dealers will determine at the time of resale. In addition, these dealers may make a market in the notes, although these dealers are not obligated to do so and any of them may stop doing so at any time without notice.

On the issue date, we will sell the number of notes described in the relevant terms supplement and JPMS may charge a purchase fee in connection with such sale. To the extent not all the notes are sold, we expect the remainder of the notes will be offered and sold to other dealers and to investors from time to time at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We will receive proceeds equal to 100% of the price at which the notes are sold by us. JPMS in subsequent distributions may charge a purchase fee of up to 0.25% of the principal amount per note that will be specified in the relevant terms supplement, if applicable. In addition, JPMS will be entitled to receive a portion of the Investor Fee to cover the ongoing payments related to the distribution of notes and for structuring and developing the economic terms of the notes.

Unless otherwise specified in the relevant terms supplement, JPMS, as an agent and a FINRA member will receive a portion of the Investor Fee applicable to the notes as compensation to promote the notes and to provide certain support and services related to the notes.

JPMS or another Agent may act as principal or agent in connection with offers and sales of the notes in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

This product supplement no. 13-II (and the accompanying base prospectus and prospectus supplement) may be used by such dealers in connection with market-making transactions. In these transactions, dealers may resell a note covered by this product supplement no. 13-II that they acquire from other holders after the original offering and sale of the notes, or they may sell a note covered by this product supplement no. 13-II in short sale transactions.

Broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in the distribution of the notes in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act. Among other activities, broker-dealers and other persons may make short sales of the notes and may cover such short positions by borrowing notes from us or our affiliates or by purchasing notes from us or our affiliates subject to our obligation to repurchase such notes at a later date. As a result of these activities, these market participants may be deemed statutory underwriters. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus-delivery and liability provisions of the Securities Act. This product supplement no. 13-II will be deemed to cover any short sales of notes by market participants who cover their short positions with notes borrowed or acquired from us or our affiliates in the manner described above.

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Unless otherwise specified in the relevant terms supplement, there is currently no public trading market for the notes. In addition, unless otherwise specified in the relevant terms supplement, we have not applied and do not intend to apply to list the notes on any securities exchange or to have the notes quoted on a quotation system. JPMS may act as a market maker for the notes. However, JPMS is not obligated to do so and may discontinue any market-making in the notes at any time in its sole discretion. Therefore, we cannot assure you that a liquid trading market for the notes will develop, that you will be able to sell your notes at a particular time or that the price you receive if you sell your notes will be favorable.

In connection with an offering of the notes, JPMS may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position for JPMS. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If JPMS engages in stabilizing or syndicate covering transactions, it may discontinue them at any time.

Certain of the Agents engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

No action has been or will be taken by us, JPMS or any dealer that would permit a public offering of the notes or possession or distribution of this product supplement no. 13-II, any related underlying supplement or the accompanying prospectus supplement, prospectus or terms supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the notes, or distribution of this product supplement no. 13-II, any related underlying supplement or the accompanying prospectus supplement, prospectus or terms supplement or any other offering material relating to the notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

Each Agent has represented and agreed that it will not offer or sell the notes in any non-U.S. jurisdiction (i) if that offer or sale would not be in compliance with any applicable law or regulation or (ii) if any consent, approval or permission is needed for that offer or sale by that Agent or for or on our behalf, unless the consent, approval or permission has been previously obtained. We will have no responsibility for, and the applicable Agent will obtain, any consent, approval or permission required by that Agent for the subscription, offer, sale or delivery by that Agent of the notes, or the distribution of any offering materials, under the laws and regulations in force in any non-U.S. jurisdiction to which that Agent is subject or in or from which that Agent makes any subscription, offer, sale or delivery. For additional information regarding selling restrictions, please see “Notice to Investors” in this product supplement.

Unless otherwise specified in the relevant terms supplement, the settlement date for the notes will be the third business day following the pricing date (which is referred to as a “T+3” settlement cycle).

Conflicts of Interest

We own, directly or indirectly, all of the outstanding equity securities of JPMS. The net proceeds received from the sale of the notes will be used, in part, by JPMS or its affiliates in connection with hedging our obligations under the notes. The underwriting arrangements for an offering of the notes will comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s underwriting of securities of an affiliate. In accordance with FINRA Rule 5121, neither JPMS nor any other affiliated Agent of ours may make sales in an offering of the notes to any of its discretionary accounts without the specific written approval of the customer.

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Notice to Investors

We will offer to sell, and will seek offers to buy, the notes only in jurisdictions where offers and sales are permitted. None of the accompanying prospectus supplement and prospectus, this product supplement no. 13-II and the terms supplement (each, a “Disclosure Document” and, collectively, the “Disclosure Documents”) will constitute an offer to sell, or a solicitation of an offer to buy, the notes by any person in any jurisdiction in which it is unlawful for that person to make an offer or solicitation. Neither the delivery of any Disclosure Document nor any sale made thereunder implies that our affairs have not changed or that the information in any Disclosure Document is correct as of any date after the date thereof.

You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of the Disclosure Documents and the purchase, offer or sale of the notes and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the notes under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make those purchases, offers or sales.

Argentina

The notes have not been and will not be authorized by the Comisión Nacional de Valores (the “CNV”) for public offer in Argentina and therefore may not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including, but not limited to, personal offerings, written materials, advertisements, the internet or the media, in circumstances that constitute a public offering of securities under Argentine Law No. 17,811, as amended (the “Argentine Public Offering Law”).

The Argentine Public Offering Law does not expressly recognize the concept of private placement. Notwithstanding the foregoing, pursuant to the general rules on public offering and the few existing judicial and administrative precedents, the following private placement rules have been outlined:

(i)	Targeted investors should be qualified or sophisticated investors, capable of understanding the risk of the proposed investment.
(ii)	Investors should be contacted on an individual, direct and confidential basis, without using any type of massive means of communication.
(iii)	The number of contacted investors should be relatively small.
(iv)	Investors should receive complete and precise information on the proposed investment.
(v)	Any material, brochures, documents, etc, regarding the investment should be delivered in a personal and confidential manner, identifying the name of the recipient.
(vi)	The documents or information mentioned in item (v) should contain a legend or statement expressly stating that the offer is a private offer not subject to the approval or supervision of the CNV, or any other regulator in Argentina.
(vii)	The aforementioned documents or materials should also contain a statement prohibiting the re-sale or re-placement of the relevant securities within the Argentine territory or their sale through any type of transaction that may constitute a public offering of securities pursuant to Argentine law.
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The Bahamas

The notes will not be offered or sold in or into The Bahamas except in circumstances that do not constitute a “public offering” according to the Securities Industry Act, 1999. The offer of the notes, directly or indirectly, in or from within The Bahamas may only be made by an entity or person who is licensed as a Broker Dealer by the Securities Commission of The Bahamas. Persons deemed “resident” in The Bahamas pursuant to the Exchange Control Regulations, 1956 must receive the prior approval of the Central Bank of The Bahamas prior to accepting an offer to purchase any notes.

Bermuda

The Disclosure Documents have not been and will not be registered or filed with any regulatory authority in Bermuda. The offering of the notes pursuant to the Disclosure Documents to persons resident in Bermuda is not prohibited, provided we are not thereby carrying on business in Bermuda.

Brazil

The notes have not been and will not be registered with the “Comissão de Valores Mobiliários” — the Brazilian Securities and Exchange Commission (“CVM”) and accordingly, the notes may not and will not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federal Republic of Brazil, except in circumstances that cannot be construed as a public offering or unauthorized distribution of securities under Brazilian laws and regulations. The notes are not being offered into Brazil. Documents relating to an offering of the notes, including the Disclosure Documents, as well as the information contained therein, may not be supplied or distributed to the public in Brazil nor be used in connection with any offer for subscription or sale of the notes to the public in Brazil.

British Virgin Islands

The notes may not be offered in the British Virgin Islands unless we or the person offering the notes on our behalf is licensed to carry on business in the British Virgin Islands. We are not licensed to carry on business in the British Virgin Islands. The notes may be offered to British Virgin Islands “business companies” (from outside the British Virgin Islands) without restriction. A British Virgin Islands “business company” is a company formed under or otherwise governed by the BVI Business Companies Act, 2004 (British Virgin Islands).

Cayman Islands

The Disclosure Documents and the notes have not been and will not be registered under the laws and regulations of the Cayman Islands, nor has any regulatory authority in the Cayman Islands passed comment upon or approved the accuracy or adequacy of the Disclosure Documents. The notes will not be offered or sold, directly or indirectly, in the Cayman Islands.

Chile

The Agents, we and the notes have not been and will not be registered with the Superintendencia de Valores y Seguros de Chile (Chilean Securities and Insurance Commission) pursuant to Ley No. 18,045 de Mercado de Valores (the “Chilean Securities Act”), as amended, of the Republic of Chile and, accordingly, the notes will not be offered or sold within Chile or to, or for the account of benefit of, persons in Chile, except in circumstances that will not result in a public offering and/or securities intermediation in Chile within the meaning of the Chilean Securities Act.

None of the Agents is a bank or a licensed broker in Chile, and therefore each Agent has not and will not conduct transactions or any business operations in any of such qualities, including the marketing, offer and sale of the notes, except in circumstances that will not result in a “public offering” as such term is defined in Article 4 of the Chilean Securities Act, and/or will not result in the intermediation of securities in Chile within the meaning of Article 24 of the Chilean Securities Act and/or the breach of the brokerage restrictions set forth in Article 39 of Decree with Force of Law No. 3 of 1997.

PS-72

The notes will be sold only to specific buyers, each of which will be deemed upon purchase:

(i)	to be a financial institution and/or an institutional investor or a qualified investor with such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the notes;
(ii)	to agree that it will only resell the notes in the Republic of Chile in compliance with all applicable laws and regulations; and that it will deliver to each person to whom the notes are transferred a notice substantially to the effect of this selling restriction;
(iii)	to acknowledge receipt of sufficient information required to make an informed decision whether or not to invest in the notes; and
(iv)	to acknowledge that it has not relied upon advice from any Agent and/or us, or our respective affiliates, regarding the determination of the convenience or suitability of notes as an investment for the buyer or any other person; and that it has taken and relied upon independent legal, regulatory, tax and accounting advice.

Colombia

The notes have not been and will not be registered in the National Securities Registry of Colombia (Registro Nacional de Valores y Emisores) kept by the Colombian Financial Superintendency (Superintendencia Financiera de Colombia) or in the Colombian Stock Exchange (Bolsa de Valores de Colombia). Therefore, the notes will not be marketed, offered, sold or distributed in Colombia or to Colombian residents in any manner that would be characterized as a public offering, as such is defined in article 1.2.1.1 of Resolution 400, issued on May 22, 1995 by the Securities Superintendency General Commission (Sala General de la Superintendencia de Valores), as amended from time to time.

If the notes are to be marketed within Colombian territory or to Colombian residents, regardless of the number of persons to which said marketing is addressed to, any such promotion or advertisement of the notes must be made through a local financial entity, a representative’s office, or a local correspondent, in accordance with Decree 2558, issued on June 6, 2007 by the Ministry of Finance and Public Credit of Colombia, as amended from time to time.

Therefore, the notes should not be marketed within Colombian territory or to Colombian residents, by any given means, that may be considered as being addressed to an indeterminate number of persons or to more than ninety-nine (99) persons, including but not limited to:

(i)	any written material or other means of communication, such as subscription lists, bulletins, pamphlets or advertisements;
(ii)	any offer or sale of the notes at offices or branches open to the public;
(iii)	use of any oral or written advertisements, letters, announcements, notices or any other means of communication that may be perceived to be addressed to an indeterminate number of persons for the purpose of marketing and/or offering the notes; or
(iv)	use (a) non-solicited emails or (b) email distribution lists to market the notes.

The Disclosure Documents are for your sole and exclusive use, including any of your shareholders, administrators or employees, as applicable. You acknowledge the Colombian laws and regulations (specifically foreign exchange and tax regulations) applicable to any transaction or investment consummated pursuant thereto and represent that you are the sole liable party for full compliance with those laws and regulations.

PS-73

El Salvador

The notes may not be offered to the general public in El Salvador, and according to Article 2 of the Ley de Mercado de Valores (Securities Market Law) of the Republic of El Salvador, Legislative Decree number 809 dated 16 February 1994, published on the Diario Oficial (Official Gazette) number 73-BIS, Number 323, dated 21 April 1994, and in compliance with the aforementioned regulation, each Agent has represented and agreed that it will not make an invitation for subscription or purchase of the notes to indeterminate individuals, nor will it make known any Disclosure Document in the territory of El Salvador through any mass media communication such as television, radio, press or any similar medium, other than publications of an international nature that are received in El Salvador, such as internet access or foreign cable advertisements, that are not directed to the Salvadoran public. The offering of the notes will not be registered with an authorized stock exchange in the Republic of El Salvador. Any negotiation for the purchase or sale of notes in the Republic of El Salvador will be negotiated only on an individual basis with determinate individuals or entities in strict compliance with the aforementioned Article 2 of the Salvadoran Securities Market Law, and will, in any event, be effected in accordance with all securities, tax and exchange control of the Dominican Republic, Central America, and United States Free Trade Agreements, and other applicable laws or regulations of the Republic of El Salvador.

European Economic Area

In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a “Relevant Member State”), each Agent has represented and agreed, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it will not make an offer of the notes to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of the notes to the public in that Relevant Member State:

(i)	at any time to any legal entity that is a qualified investor as defined in the Prospectus Directive;
(ii)	at any time to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the Agent; or
(iii)	at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no offer of notes will require us or any Agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of the notes to the public” in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

This European Economic Area selling restriction is in addition to any other selling restrictions set out herein.

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Hong Kong

Each Agent has represented and agreed that:

(i)	it will not offer or sell in Hong Kong, by means of any document, the notes (except for notes which are a “structured product” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong) other than (a) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance; or (b) in other circumstances that do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or that do not constitute an offer to the public within the meaning of that Ordinance; and
(ii)	it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes that is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Jersey

Each Agent has represented to and agreed with us that it will not circulate in Jersey any offer for subscription, sale or exchange of the notes that would constitute an offer to the public for the purposes of Article 8 of the Control of Borrowing (Jersey) Order 1958.

Mexico

The notes have not been and will not be registered with the Mexican National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and therefore, may not be offered or sold publicly in the United Mexican States. The Disclosure Documents may not be publicly distributed in the United Mexican States. The notes may be privately placed in Mexico among institutional and qualified investors, pursuant to the private placement exemption set forth in Article 8 of the Mexican Securities Market Law.

The Netherlands

Each Agent has represented and agreed that with effect from and including January 1, 2012, it will not make an offer of notes that are the subject of the offering contemplated by the Disclosure Documents to the public in The Netherlands in reliance on Article 3(2) of the Prospectus Directive if and to the extent article 5:20(5) of the Dutch Financial Supervision Act (Wet op het financieel toezicht, the “DFSA”) will be applied, unless such offer is made exclusively to qualified investors in The Netherlands as defined in the Prospectus Directive, provided that no offer of the notes will require us or any Agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this provision, the expressions (i) an “offer of notes to the public” in The Netherlands; and (ii) “Prospectus Directive” have the meaning given to them above under the section entitled “European Economic Area.”

Panama

The notes have not been and will not be registered with the National Securities Commission of the Republic of Panama under Decree Law No. 1 of July 8, 1999 (the “Panamanian Securities Law”) and may not be publicly offered or sold within Panama, except in certain limited transactions exempt from the registration requirements of the Panamanian Securities Law. The notes do not benefit from the tax incentives provided by the Panamanian Securities Law and are not subject to regulation or supervision by the National Securities Commission of the Republic of Panama.

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Peru

The notes have not been and will not be registered with or approved by the regulator of the Peruvian securities market or the stock exchange. Accordingly, the notes will be offered only to institutional investors (as defined by the Peruvian Securities Market Law — “Ley de Mercado de Valores” enacted by Legislative Decree No. 861 — Unified Text of the Law approved by Supreme Decree No. 093-2002-EF) and not to the public in general or a segment of it. The placement of the notes shall comply with article 5 of the Peruvian Securities Market Law.

Singapore

None of the Disclosure Documents has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the Disclosure Documents and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1) of the SFA, or to any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person, which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust will not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; or (4) as specified in Section 276(7) of the SFA.

Switzerland

The Disclosure Documents are not intended to constitute an offer or solicitation to purchase or invest in the notes described therein. The notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither the Disclosure Documents nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or the Swiss Collective Investment Scheme Act, and neither the Disclosure Documents nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Neither the Disclosure Documents nor any other offering or marketing material relating to us, the offering or the notes have been or will be filed with or approved by any Swiss regulatory authority. The notes are not subject to the supervision by any Swiss regulatory authority, e.g., the Swiss Financial Markets Supervisory Authority (FINMA), and investors in the notes will not benefit from protection or supervision by any such authority.

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United Kingdom

Each Agent has represented and agreed that:

(a)	in relation to any notes that have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) by the Issuer;
(b)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and
(c)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Uruguay

The offering of notes in Uruguay constitutes a private offering and each Agent has agreed that the notes and we will not be registered with the Central Bank of Uruguay pursuant to section 2 of Uruguayan law 16.749.

Venezuela

The notes will not be registered with the Venezuelan National Securities Commission (Comisión Nacional de Valores) and will not be publicly offered in Venezuela. No document related to the offering of the notes shall be interpreted to constitute a public offer of securities in Venezuela. This document has been sent exclusively to clients of the Agents and the information contained herein is private, confidential and for the exclusive use of the addressee. Investors wishing to acquire the notes may use only funds located outside of Venezuela, which are not of mandatory sale to the Central Bank of Venezuela (Banco Central de Venezuela) or are not otherwise subject to restrictions or limitations under the exchange control regulation currently in force in Venezuela.

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Benefit Plan Investor Considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, (the “Code”) prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we, and our current and future affiliates, may be Parties in Interest with respect to many Plans. Where we (or our affiliate) are a Party in Interest with respect to a Plan (either directly or by reason of our ownership interests in our directly or indirectly owned subsidiaries), the purchase and holding of the notes by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless statutory or administrative exemptive relief were available.

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the notes and related lending transactions, provided that neither the issuer of the notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the notes.

Accordingly, the notes may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service-provider exemption or there is some other basis on which the purchase and holding of the notes will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code. Each purchaser or holder of the notes or any interest therein will be deemed to have represented by its purchase or holding of the notes that (a) it is not a Plan and its purchase and holding of the notes is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Certain governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”). Accordingly, each such purchaser or holder of the notes shall be required to represent (and deemed to have represented by its purchase of the notes) that such purchase and holding is not prohibited under applicable Similar Laws.

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Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14, the service provider exemption or some other basis on which the acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

The notes are contractual financial instruments. The financial exposure provided by the notes is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the notes. The notes have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the notes.

Each purchaser or holder of any notes acknowledges and agrees that:

(i)	the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the notes, (B) the purchaser or holder’s investment in the notes, or (C) the exercise of or failure to exercise any rights we have under or with respect to the notes;
(ii)	we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the notes and (B) all hedging transactions in connection with our obligations under the notes;
(iii)	any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;
(iv)	our interests are adverse to the interests of the purchaser or holder; and
(v)	neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The sale of any notes to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment is appropriate for, or meets all relevant legal requirements with respect to investments by, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

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